UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Rule 14a-12

G-III APPAREL GROUP, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☑  No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT GENERAL INFORMATION
BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN STOCKHOLDERS AND MANAGEMENT
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
NONQUALIFIED DEFERRED COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
DIRECTOR COMPENSATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL NO. 3 ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL NO. 4 ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
AUDIT COMMITTEE REPORT
PRINCIPAL ACCOUNTING FEES AND SERVICES
PROPOSAL NO. 5 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
OTHER BUSINESS

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of G-III Apparel Group, Ltd. to be held on Tuesday, June 7, 2011 at 10:00 a.m., New York time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 24th Floor, New York, New York 10103.

The formal Notice of Meeting and the accompanying Proxy Statement set forth proposals for your consideration this year. You are being asked (i) to elect nine directors to serve on our Board of Directors for the ensuing year, (ii) to approve an amendment to our certificate of incorporation that will increase the total number of authorized shares of our common stock, $.01 par value per share, from 40,000,000 shares to 80,000,000 shares, (iii) for an advisory and non-binding vote on the compensation of our named executive officers, (iv) for an advisory and non-binding vote on the frequency of future advisory votes on the compensation of our named executive officers and (v) to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2012. At the meeting, we will also report on the affairs of G-III, and a discussion period will be provided for questions and comments of general interest to stockholders.

We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and mail, at your earliest convenience, the enclosed proxy in the envelope provided for your use.

Thank you for your cooperation.

Very truly yours,

Morris Goldfarb
Chief Executive Officer

May   , 2011

G-III APPAREL GROUP, LTD.
512 Seventh Avenue
New York, New York 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
and
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

June 7, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of G-III Apparel Group, Ltd. will be held on Tuesday, June 7, 2011 at 10:00 a.m., New York time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 24th Floor, New York, New York 10103, for the following purposes:

1. To elect nine directors to serve on our Board of Directors for the ensuing year.

2. To approve an amendment to our certificate of incorporation that will increase the total number of authorized shares of our common stock, $.01 par value per share, from 40,000,000 shares to 80,000,000 shares.

3. To hold an advisory and non-binding vote on the compensation of our named executive officers.

4. To hold an advisory and non-binding vote on the frequency of future advisory votes on the compensation of our named executive officers.

5. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2012.

6. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 29, 2011 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, each stockholder is urged to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if the proxy is mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxies and vote their shares in person.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on June 7, 2011

The proxy statement and our 2011 Annual Report to Stockholders are available in the “Investor Relations” section of our website at http://www.g-iii.com.

By Order of the Board of Directors

Wayne S. Miller
Secretary

New York, New York
May   , 2011

G-III APPAREL GROUP, LTD.
512 Seventh Avenue
New York, New York 10018

PROXY STATEMENT

GENERAL INFORMATION

General

This Proxy Statement (first mailed to stockholders on or about May   , 2011) is furnished to the holders of common stock, par value $.01 per share (the “Common Stock”), of G-III Apparel Group, Ltd. (“G-III”) in connection with the solicitation by our Board of Directors of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”), or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on Tuesday, June 7, 2011, at 10:00 a.m., New York time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 24th Floor, New York, New York 10103.

It is proposed that at the Annual Meeting: we (i) elect nine directors to serve on our Board of Directors for the ensuing year, (ii) approve an amendment to our certificate of incorporation that will increase the total number of authorized shares of our Common Stock from 40,000,000 shares to 80,000,000 shares, (iii) hold an advisory and non-binding vote on the compensation of our named executive officers, (iv) hold an advisory and non-binding vote on the frequency of the future advisory votes on the compensation of our named executive officers and (v) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2012.

Management currently is not aware of any other matters that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters. Proxies for use at the Annual Meeting are being solicited by our Board of Directors. Proxies will be solicited chiefly by mail; however, certain of our officers, directors, employees and agents, none of whom will receive additional compensation therefor, may solicit proxies by telephone or other personal contact. We will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock.

Revocability and Voting of Proxy

A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of a proxy at any time prior to the effective exercise of the powers conferred by that proxy, by filing with the Secretary of G-III a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified in such proxies. If no specifications are given, the proxies intend to vote the shares represented thereby “for” the election of each of the nine nominees for director as shown on the form of proxy, “for” the approval of the amendment of our certificate of incorporation to increase the number of authorized shares of Common Stock, “for” approval of the compensation of our named executive officers, in favor of conducting future advisory votes on the compensation of our named executive officers [every year], and “for” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2012, and in accordance with their best judgment on any other matters which may properly come before the meeting.

Record Date and Voting Rights

On April 29, 2011, there were           shares of Common Stock outstanding (excluding shares held in treasury). Each of these shares is entitled to one vote upon each of the matters to be presented at the Annual Meeting. Only stockholders of record at the close of business on April 29, 2011 are entitled to notice of and to vote at the

Annual Meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted with respect to the specific matter being voted upon.

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under the applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rules of the New York Stock Exchange. Under current New York Stock Exchange rules, brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2011, but do not have discretionary authority to vote on the election of the nine nominees for director, the approval of the amendment of our certificate of incorporation to increase the number of authorized shares of Common Stock, the advisory vote on the compensation of our named executive officers or the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. This means that if a brokerage firm holds your shares on your behalf, those shares will not be voted in the election of directors, the approval of the amendment of our certificate of incorporation to increase the number of authorized shares of Common Stock, the advisory vote on the compensation of our named executive officers or the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, unless you provide instructions to that firm by voting your proxy.

The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors and for the advisory vote on the frequency of future advisory votes on compensation of our named executive officers. The affirmative vote of a majority of the outstanding shares of our Common Stock is required for the approval of the amendment of our certificate of incorporation to increase the number of authorized shares of Common Stock. The other matters to be voted on will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
CERTAIN STOCKHOLDERS AND MANAGEMENT

The following table sets forth information as of March 1, 2011 (except as otherwise noted in the footnotes) regarding the beneficial ownership of our Common Stock of: (i) each person known by us to own beneficially more than five percent of our outstanding Common Stock; (ii) each director and director nominee; (iii) each executive officer named in the Summary Compensation Table (see “Executive Compensation” below); and (iv) all directors, nominees and executive officers as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed. The percentage of ownership is based on 19,688,907 of shares of Common Stock outstanding as of March 1, 2011. Unless otherwise indicated in the table below, each beneficial owner has an address in care of our principal executive offices at 512 Seventh Avenue, New York, New York 10018.

	Amount and Nature of
	Beneficial Ownership of		Percentage of
Name and Address of Beneficial Owner	Common Stock		Common Stock

Morris Goldfarb	3,005,080	(1)	15.3%
Sammy Aaron	70,452	(2)	*
Thomas J. Brosig	3,000	(3)	*
P.O. Box 7096 Gulfport, MS 39503
Alan Feller	7,512	(4)	*
Jeffrey Goldfarb	162,128	(5)	*
Carl Katz	63,778	(6)	*
Laura Pomerantz	6,600	(7)	*
Willem van Bokhorst	55,500	(8)	*
Johan van Walbeeckplein 11 Curaçao
Richard White	27,710	(9)	*
FMR LLC(10)	2,700,870		14.0%
82 Devonshire Street Boston, MA 02109
BlackRock, Inc.(11)	1,910,693		9.9%
40 East 52nd Street New York, NY 10022
Buckingham Capital Management Incorporated(12)	1,566,782		8.1%
750 Third Avenue, Sixth Floor New York, NY 10017
NorthPointe Capital LLC(13)	1,266,407		7.7%
101 W. Big Beaver Troy, MI 48084
Century Capital Management, LLC(14)	972,340		5.0%
100 Federal St. 29th Floor Boston, MA 02110
Cramer Rosenthal McGlynn, LLC(15)	946,562		5.0%
520 Madison Avenue New York, NY 10022
Jeanette Nostra	63,778	(16)	*
Wayne S. Miller	7,500	(17)	*
Neal S. Nackman	29,391	(18)	*
All directors, nominees and executive officers as a group (12 persons)	3,438,651	(19)	17.4%

*	Less than one percent

(1)	Includes (i) 14,833 shares of Common Stock owned by Arlene Goldfarb, Mr. Goldfarb’s wife; (ii) 441,300 shares of Common Stock held by Morris and Arlene Goldfarb, as joint tenants; (iii) 40,000 shares of Common Stock owned by The Morris and Arlene Goldfarb Family Foundation, Inc., of which Mr. Goldfarb is the President and Treasurer, (iv) 108,375 shares of Common Stock held by Goldfarb Family Partners, L.L.C., of which Mr. Goldfarb is the sole Manager and (v) 15,000 shares of Common Stock issuable upon vesting of restricted stock units within 60 days of March 1, 2011.

(2)	Includes 10,000 shares of Common Stock issuable upon vesting of restricted stock units within 60 days of March 1, 2011.

(3)	Consists of shares of Common Stock which may be acquired within 60 days of March 1, 2011 upon the exercise of options.

(4)	Includes 3,000 shares of Common Stock which may be acquired within 60 days of March 1, 2011 upon the exercise of options.

(5)	Includes (i) 3,000 shares of Common Stock which may be acquired within 60 days of March 1, 2011 upon the exercise of options; (ii) 10,000 shares of Common Stock held by Jeff and Stacey Goldfarb, Mr. Goldfarb’s wife, as joint tenants; (iii) 11,348 shares of Common Stock owned by the Amanda Julie Goldfarb Trust 2007 of which Mr. Goldfarb and his wife are co-trustees; and (iv) 2,500 shares of Common Stock issuable upon vesting of restricted stock units within 60 days of March 1, 2011.

(6)	Includes 15,742 shares of Common Stock issuable to Ms. Nostra upon vesting of restricted stock units within 60 days of March 1, 2011.

(7)	Consists of shares of Common Stock which may be acquired within 60 days of March 1, 2011 upon the exercise of options.

(8)	Includes 24,000 shares of Common Stock which may be acquired within 60 days of March 1, 2011 upon the exercise of options.

(9)	Includes 15,000 shares of Common Stock which may be acquired within 60 days of March 1, 2011 upon the exercise of options and 1,250 shares of Common Stock issuable upon vesting of restricted stock units within 60 days of March 1, 2011.

(10)	Information is derived from the Schedule 13G/A filed by FMR LLC (“FMR”), Edward C. Johnson 3d and Fidelity Management & Research Company (“Fidelity”) with the Securities and Exchange Commission on February 14, 2011. Fidelity is a registered investment adviser and subsidiary of FMR, and is the beneficial owner of 2,700,870 shares of Common Stock. Edward C. Johnson 3rd and FMR each has sole dispositive power with respect to 2,700,870 shares of Common Stock owned by certain funds.

(11)	Information is derived from the Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the Securities and Exchange Commission on February 4, 2011. BlackRock is a parent holding company or control person in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(G) has sole voting power and sole dispositive power with respect to such shares.

(12)	Information is derived from the Schedule 13G/A filed by Buckingham Capital Management Incorporated (“Buckingham Capital”) and Buckingham Research Group Incorporated (“Buckingham Research”) with the Securities and Exchange Commission on February 10, 2011. Buckingham Capital is a registered investment adviser and Buckingham Research, a registered broker-dealer and the parent company of Buckingham Capital, may be deemed to be the beneficial owner of the securities.

(13)	Information is derived from the Schedule 13G/A filed by NorthPointe Capital, LLC (“NorthPointe”) with the Securities and Exchange Commission on April 6, 2010. NorthPointe is a registered investment adviser and has sole voting power with respect to 818,085 shares of Common Stock and sole dispositive power with respect to 1,266,407 shares of Common Stock.

(14)	Information is derived from the Schedule 13G filed by Century Capital Management, LLC (“Century Capital”) with the Securities and Exchange Commission on February 9, 2011. Century Capital is a registered investment adviser and has sole voting power with respect to 376,390 shares of Common Stock and sole dispositive power with respect to 972,340 shares of Common Stock.

(15)	Information is derived from the Schedule 13G/A filed by Cramer Rosenthal McGlynn, LLC (“Cramer Rosenthal”) with the Securities and Exchange Commission on February 11, 2011. Cramer Rosenthal is a registered investment adviser and has sole voting power with respect to 917,462 shares of Common Stock and sole dispositive power with respect to 946,562 shares of Common Stock.

(16)	Includes 15,742 shares of Common Stock issuable upon vesting of restricted stock units within 60 days of March 1, 2011.

(17)	Consists of Common Stock issuable upon vesting of restricted stock units within 60 days of March 1, 2011.

(18)	Consists of 24,200 shares of Common Stock which may be acquired within 60 days of March 1, 2011 upon the exercise of options and 3,750 shares of Common Stock issuable upon vesting of restricted stock units within 60 days of March 1, 2011.

(19)	Includes 78,800 shares of Common Stock which may be acquired within 60 days of March 1, 2011 upon the exercise of options and 55,742 shares of Common Stock issuable upon vesting of restricted stock units within 60 days of March 1, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

To our knowledge, our directors, officers and beneficial owners of more than ten percent of our Common Stock were in compliance with the reporting requirements of Section 16(a) under the Securities Exchange Act of 1934, as amended, during fiscal 2011.

CORPORATE GOVERNANCE

The Board of Directors has determined that Thomas Brosig, Alan Feller, Laura Pomerantz, Willem van Bokhorst and Richard White are independent directors. The independent directors constitute a majority of the Board of Directors. In making its determination regarding the independence of the directors, the Board relied upon information provided by each of the directors and noted that each independent director meets the standards for independence set out in Marketplace Rule 5605(a)(2) of The NASDAQ Stock Market and under the applicable rules and regulations of the Securities and Exchange Commission, and that there is no material business relationship between G-III and any independent director, including any business entity with which any independent director is affiliated. The Board of Directors reviewed the role of Thomas Brosig as manager of a real estate development project in Mississippi in which Morris Goldfarb, Jeffrey Goldfarb and Sammy Aaron, each of whom is one of our executives and one of our directors, and Richard White, who is one of our directors, are investors. The Board determined that this transaction did not impact Mr. Brosig’s status as an independent director.

The Board of Directors held six meetings during the fiscal year ended January 31, 2011. During the fiscal year ended January 31, 2011, each director in office during such fiscal year attended not less than 75% of the aggregate number of meetings of the Board of Directors and of meetings of committees of the Board on which he or she served during the time period in which he or she served. We do not have a formal policy regarding attendance by members of the Board of Directors at annual stockholders meetings. Four of our nine directors attended the 2010 Annual Meeting of Stockholders.

Our Board of Directors has an Audit Committee, Compensation Committee and Nominating Committee. Each member of our Audit, Compensation and Nominating Committees has been determined by the Board of Directors to be “independent” within the meaning of Marketplace Rule 5605(a)(2) of The NASDAQ Stock Market and, in addition, each member of the Audit Committee is “independent” within the meaning of Marketplace Rule 5605(c)(2)(A) of The NASDAQ Stock Market and under the applicable rules and regulations of the Securities and Exchange Commission regarding the independence of audit committee members.

Audit Committee

The Audit Committee, composed of Alan Feller, Willem van Bokhorst and Richard White, is responsible for, among other things, assisting the Board in monitoring (i) the integrity of our financial statements, (ii) the qualifications and independence of our independent auditors, (iii) the performance of our internal audit function and independent auditors, and (iv) the compliance by us with legal and regulatory requirements. Mr. Feller is the

Chairman of the Audit Committee. The Board has determined that each of Messrs. Feller and White is an audit committee financial expert as such term is defined in the rules of the Securities and Exchange Commission. The Audit Committee met eight times during the fiscal year ended January 31, 2011. In addition, the Audit Committee reviewed proposed updates to the Audit Committee Charter to reflect statutory revisions and recent developments in corporate governance best practices, and recommended to the Board that it adopt a revised version of the Audit Committee Charter reflecting these updates. A copy of the Audit Committee’s charter, as so revised, is available in the “Investor Relations” section of our website at http://www.g-iii.com.

Compensation Committee

The purpose of the Compensation Committee is to establish and monitor the basic philosophies and policies governing the compensation of our directors and executive officers and to discharge the responsibilities of the Board relating to such compensation. The Compensation Committee, composed of Laura Pomerantz, Willem van Bokhorst and Richard White, is responsible for reviewing and discussing with management, and recommending to the Board the inclusion of, the Compensation Discussion and Analysis in our annual proxy statement. Mr. White is the Chairman of the Compensation Committee. The Compensation Committee is also empowered to establish and review our compensation practices and policies and to recommend and/or set the compensation for our executive officers, as well as to authorize and approve employment agreements with our executive officers.

In accordance with NASDAQ rules and the Compensation Committee Charter adopted by the Board of Directors, fiscal 2011 compensation of G-III’s executive officers was determined by the Compensation Committee. The Compensation Committee consults with Morris Goldfarb, our Chairman and Chief Executive Officer, in connection with making its determinations regarding base salary and bonuses for all executive officers, excluding Morris Goldfarb and Sammy Aaron, whose base salaries and bonuses are determined by their respective employment agreements with us. The Compensation Committee has relied to a large extent on the Chief Executive Officer’s evaluation of each executive officer’s performance and his recommendations in determining the amount and mix of the total compensation paid to our named executive officers.

The Compensation Committee is empowered to oversee and make all decisions regarding our 2005 Stock Incentive Plan. The Compensation Committee also may form and delegate authority to any subcommittee comprised solely of its members who are independent so long as such formation and delegation are in compliance with applicable law and NASDAQ rules. The Compensation Committee met three times and acted five times by unanimous written consent during the year ended January 31, 2011. In addition, the Compensation Committee reviewed proposed updates to the Compensation Committee Charter to reflect statutory revisions and recent developments in corporate governance best practices, and recommended to the Board that it adopt a revised version of the Compensation Committee Charter reflecting these updates. A copy of the Compensation Committee’s charter, as so revised, is available in the “Investor Relations” section of our website at http://www.g-iii.com.

Compensation Committee Interlocks and Insider Participation

During the year ended January 31, 2011, Laura Pomerantz, Willem van Bokhorst and Richard White served on our Compensation Committee. None of the members of the Compensation Committee (i) has ever been an officer or employee of ours or (ii) had any relationship requiring disclosure by us under Item 404 of Regulation S-K. None of our executive officers have served on the board or compensation committee (or other committee serving as equivalent function) of any other entity, where an executive officer of the other entity served on our Board of Directors or Compensation Committee.

Nominating Committee and Nominations Process

The Nominating Committee assists the Board in its selection of individuals (i) as nominees for election to the Board of Directors and (ii) to fill any vacancies or newly created directorships on the Board. The members of the Nominating Committee are Messrs. Brosig and White. Mr. White is the Chairman of the Nominating Committee. The Nominating Committee met formally once during the fiscal year ended January 31, 2011 and the members of the Nominating Committee informally discussed Committee matters on several occasions. The Nominating Committee met to review the performance and the experience, qualifications, attributes and skills of the members of the Board and recommended to our Board that the existing directors be nominated for election as directors at the Annual Meeting. In addition, the Nominating Committee reviewed proposed updates to the Nominating Committee Charter to reflect statutory revisions and recent developments in corporate governance best practices, and recommended to the Board that it adopt a revised version of the Nominating Committee Charter reflecting these updates. A copy of the Nominating Committee’s charter, as so revised, is available in the “Investor Relations” section of our website at http://www.g-iii.com.

It is the policy of the Nominating Committee to consider candidates for Board membership suggested by Nominating Committee members and other Board members, management, our stockholders, third-party search firms and any other appropriate sources. As a stockholder, you may recommend any person for consideration as a nominee for director by writing to the Nominating Committee of the Board of Directors, c/o G-III Apparel Group, Ltd., 512 Seventh Avenue, New York, New York 10018. Recommendations must be received by January 2, 2012 to be considered for the 2012 Annual Meeting of Stockholders. Recommendations must include the name and address of the stockholder making the recommendation, a representation setting forth the number of shares of our Common Stock beneficially owned by the recommending stockholder, a statement that the recommended nominee has expressed his or her intent to serve on the Board if elected, biographical information about the recommended nominee, any other information the stockholder believes would be helpful to the Nominating Committee in evaluating the individual recommended nominee and a description of all arrangements or understandings between the recommending stockholder and each nominee and any other person concerning the nomination.

In evaluating candidates, the Nominating Committee considers the following criteria: personal integrity, sound business judgment, business and professional skills and experience, independence (as that term is defined under the rules of the Securities and Exchange Commission and the NASDAQ listing standards), the requirement to maintain a Board that is composed of a majority of independent directors, potential conflicts of interest, the extent to which a candidate would fill a present need, and concern for the long term interests of stockholders. In any particular situation, the Nominating Committee may focus on persons possessing a particular background, experience or qualifications which the Committee believes would be important to enhance the effectiveness of the Board.

The Nominating Committee does not have a formal policy with respect to considering diversity in identifying director nominees. The Board and the Nominating Committee believe it is important that the Board members represent diverse viewpoints and a variety of skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee our business. The evaluation process for stockholder recommendations is the same as for candidates recommended from any other source. The needs of the Board and the factors that the Nominating Committee considers in evaluating candidates is reassessed on an annual basis, when the committee’s charter is reviewed.

Stockholder Communications

The Board of Directors has provided a process for stockholders to send communications to the Board. Stockholders who wish to send communications to the Board of Directors, or any particular director, should address such communications to the Board or such director c/o G-III Apparel Group, Ltd., 512 Seventh Avenue, New York, New York 10018, Attn: Secretary. All such communications should include a representation from the submitting stockholder setting forth the stockholder’s address and the number of shares of our Common Stock beneficially owned by the stockholder. The Board will give appropriate attention to written communications on issues that are submitted by stockholders and will respond as appropriate. Absent unusual circumstances, the Secretary of G-III will (i) be primarily responsible for monitoring communications from stockholders and (ii) provide copies or summaries of such communications to the Board, or the director to whom such communication is addressed, as the Secretary considers appropriate. Each stockholder communication will be forwarded to all directors, or the director to whom it is addressed, if it relates to a substantive matter and includes suggestions or comments that the Secretary considers to be important for the directors, or director, to know. In general, stockholder communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than stockholder communications relating to personal grievances and matters as to which we may receive repetitive or duplicative communications.

Risk Oversight

The risk oversight function of our Board of Directors is carried out by both the Board and the Audit Committee. The Audit Committee meets periodically with management and our internal audit team to discuss our major financial and operating risks and the steps, guidelines and policies management and our internal audit team have taken to monitor and control exposures to risk, including the G-III’s risk assessment and risk management policies. Matters of strategic risk are considered by the Board as a whole. In addition, our internal disclosure committee reviews with management the “risk factors” that appear in our Annual Report on Form 10-K prior to its filing with the SEC, as well as prior to the filing of our Quarterly Reports on Form 10-Q.

The Board encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations. The Board continually works, with input from our executive officers, to assess and analyze the most likely areas of future risk for us and our business.

Leadership Structure of the Board

The Board of Directors believes that Morris Goldfarb’s service as both Chairman of the Board and Chief Executive Officer is in our best interest, as well as the best interest of our stockholders. Mr. Goldfarb is the director most familiar with our business and industry and possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us and our business. Thus, he is in the best position to develop agendas and plans that ensure that the Board’s time and attention are focused on its most critical matters. As a result, we have a single leader for our company. We believe that Mr. Goldfarb is viewed by our customers, suppliers, business partners, investors and other stakeholders as providing strong leadership for our company in the marketplace and in our industry. This approach is commonly utilized by other public companies in the United States and we believe it has been effective for our company as well.

Although the Board believes that the combination of the Chairman and Chief Executive Officer roles is appropriate for us in the current circumstances, our Board does not have a specific policy as to whether or not these roles should be combined or separated. The Board of Directors does not have a lead independent director.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion describes the compensation objectives and policies which were utilized with respect to our named executive officers with respect to the fiscal year ended January 31, 2011, or fiscal 2011. As the Compensation Committee continues to review our compensation program with respect to our named executive officers, the objectives of our executive compensation program, as well as the methods which the Compensation Committee utilizes to determine both the types and amounts of compensation to award to our named executive officers, may change.

Executive Compensation Philosophies and Policies

Our compensation philosophies and policies have evolved over the years. The goals of our compensation program are intended to:

•	attract and retain the most highly qualified managerial and executive talent by paying compensation that is competitive with the compensation paid to persons having similar responsibilities and duties at our company and at other companies in our industry and of similar size;

•	provide appropriate incentives to produce superior performance of our executives and employees;

•	emphasize sustained performance by aligning rewards with stockholders’ interests;

•	motivate executives and employees to achieve G-III’s annual and long-term business goals; and

•	reward executives for superior individual contributions to G-III.

The Compensation Committee, comprised entirely of independent directors, seeks to achieve these goals in making its decisions with respect to executive compensation. Compensation for our named executive officers is linked to individual performance, experience, leadership and company performance. Measurement of performance is made against financial and non-financial objectives. Additionally, while we generally place more emphasis on internal equity in our compensation decisions, the Compensation Committee may also periodically review competitive market and trend data, performance and market data of other publicly-held apparel companies, individual and company performance.

Executive Officer Compensation Process

In establishing the compensation for our executive officers for fiscal 2011, we:

•	assessed our executive officers’ performance in relation to G-III’s performance;

•	analyzed the compensation levels of comparable executive officers in our company;

•	assessed our financial and business results compared to our forecast and our financial performance relative to our past performance and financial goals; and

•	determined a mix of base salary and bonus, along with equity grants, to align our executive officers’ compensation with performance.

The Compensation Committee takes into consideration the accounting and tax treatment of its compensation decisions. The Compensation Committee has been cognizant of the benefit of restricted stock units or stock options granted to employees measured against the related future compensation charges that will be incurred as a result of equity grants. Because we had not provided equity-based compensation to some of our executive officers for over three years, in June 2008, the Compensation Committee granted restricted stock units to three of our named executive officers. In April 2009 and March 2010, the Compensation Committee granted restricted stock units to each of our named executive officers. In each case, the Compensation Committee considered whether it was preferable to grant restricted stock units or options, the potential future impact of the cost to be recognized and potential dilution and considered it against the benefit to the executives and determined that restricted stock units provided a better matching of benefit to our executives and related cost, as well as lower potential dilution to us.

The Compensation Committee consults with Morris Goldfarb, our Chairman and Chief Executive Officer, in connection with making its determinations regarding base salary and bonuses for all executive officers, excluding Morris Goldfarb and Sammy Aaron, whose base salaries and bonuses are determined by their respective employment agreements with us. The Compensation Committee has relied to a large extent on the Chief Executive Officer’s evaluation of each executive officer’s performance and his recommendations in determining the amount and mix of the total compensation paid to our other named executive officers.

Components of the Executive Compensation Program

One of G-III’s strengths is a strong management team. The compensation program is designed to enable G-III to attract, retain and reward capable employees who contribute to G-III’s success. Equity participation and a strong alignment to stockholders’ interests are also elements of our compensation philosophy. Generally, executive compensation has been paid primarily in cash as base salaries and bonus, although this is not due to any specific practice, policy or formula regarding the allocation between long-term and currently paid out compensation or the allocation between cash and non-cash compensation. Our executive compensation program consists, in general, of base salary, annual bonuses and stock-based awards. For the fiscal year ended January 31, 2011, base salary and bonus comprised greater than 75% of the total compensation package for each named executive officer.

Base Salary.  Base salaries are intended to attract and retain talent, provide competitive compensation for the performance of an executive’s basic job duties, and recognize an executive’s responsibilities, experience, leadership and contribution to the success of G-III. Base salaries are reviewed periodically. The base annual salary for each of Morris Goldfarb, our Chairman and Chief Executive Officer, and Sammy Aaron, our Vice Chairman, are determined pursuant to their employment agreements with us, subject to increase as determined by the Compensation Committee. The Compensation Committee reviews base salaries, as well as other components of compensation, on an annual basis. Salary adjustments are generally determined by evaluating the performance of the executive and any increased responsibilities assumed by the executive, the performance of G-III and the competitive marketplace. Salary adjustments to our named executive officers are usually the result of a recommendation by our Chief Executive Officer.

In response to economic uncertainties with respect to fiscal 2010 and as part of our cost reduction program, in January 2009, based on a recommendation from our management, the Compensation Committee recommended that the base salaries of Morris Goldfarb and Sammy Aaron be reduced by 20% to $800,000 per year for Mr. Goldfarb and $600,000 per year for Mr. Aaron, which was agreed to by each of them. We also reduced the base salaries of Wayne S. Miller and Jeanette Nostra by 20%, and the base salary of Neal S. Nackman by 10%. All of these reductions were effective for the six-month period that commenced on February 1, 2009. The base salary of each of our named executive officers was restored to its regular amount as of August 1, 2009. The Compensation Committee also reduced compensation paid to directors who are not employees of, or consultants to, us (“Non-Employee Directors”) by 20% during the same six month period. For a description of the base salaries paid to our named executive officers for fiscal 2011, you should read the Summary Compensation Table and the narrative discussion thereof in this Proxy Statement.

Annual Bonuses.  Annual bonuses for our named executive officers are intended to reward company-wide and individual performance during the year. Bonuses for executive officers, other than as required by our employment agreements with our Chief Executive Officer and our Vice Chairman, are determined by our Compensation Committee and are generally based on the recommendation of our Chief Executive Officer. In April 2010, the Compensation Committee adopted performance goals for fiscal 2011 for each of Wayne Miller and Jeanette Nostra based on achieving certain levels of earnings before taxes, or pre-tax income, utilizing the same definition for pre-tax income contained in the employments agreements with our Chief Executive Officer and our Vice Chairman. Each of Mr. Miller and Ms. Nostra were entitled to receive a bonus of up to 2.5% of our earnings before taxes, as so defined, provided that our earnings before taxes exceed $6.0 million in fiscal 2011. Under the terms of these awards, the formula represents the maximum incentive that could be earned by Mr. Miller and Ms. Nostra for fiscal 2011, and the Compensation Committee had the discretion to reduce the amount otherwise payable under this formula based on such factors as it deemed appropriate.

The Compensation Committee reviews with our Chief Executive Officer our performance compared to our plan for the year in determining the amount of bonuses to be granted to executives other than our Chief Executive Officer and Vice Chairman. In addition to measuring our performance against our plan for the year, individual awards are determined based upon an executive’s base salary relative to other senior executives and the executive’s performance and contribution to us during the year.

In assessing individual performance, much like the determination of base salaries, the Compensation Committee considers the individual’s achievement in light of his or her position and responsibilities and contribution to our financial performance, as well as relative bonus levels among our senior executives. Individual performance is measured by, among other things, our financial performance, including sales growth, margin improvement and cost reduction, as well as managing major corporate transactions such as raising capital or the successful completion of an acquisition. The Compensation Committee retains authority to award bonuses on a discretionary basis reflecting, for example, excellent performance in unusual or difficult circumstances even if our financial plan is not achieved. The Compensation Committee believes that bonuses should constitute a higher percentage of the overall compensation of named executive officers to reward individual performance and our overall performance and, over the past few years, bonus compensation has generally represented an increasing portion of an executive’s cash compensation.

The Compensation Committee discussed the bonuses to be awarded to each of Mr. Nackman, Mr. Miller and Ms. Nostra with G-III’s Chief Executive Officer, who reviewed the performance of each of these executive officers during fiscal 2011. In determining the bonuses to be awarded, the Compensation Committee considered overall company performance, the scope of job responsibilities, tenure with G-III, the contributions by each executive to our performance, the performance of the divisions or departments of G-III for which the executive was responsible, internal equity, the relationship of total compensation paid to compensation paid to other executives and the relationship of compensation paid in fiscal 2011 to compensation paid in prior years. Subject to the maximum bonus permitted by the performance goals adopted with respect to Mr. Miller and Ms. Nostra, the analysis by the Compensation Committee made with respect to each of Mr. Nackman, Mr. Miller and Ms. Nostra generally involved the use of qualitative/subjective individual performance goals.

Bonuses for fiscal 2011 awarded to Mr. Nackman, Mr. Miller and Ms. Nostra are reflected in the Summary Compensation Table set forth in this Proxy Statement. The bonuses paid to Messrs. Goldfarb and Aaron pursuant to their respective employment agreements are also reflected in the Summary Compensation Table. Bonuses are also discussed further in the narrative discussion following the Summary Compensation Table.

Stock-Based Awards.  We believe that equity ownership by management is beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value. The Compensation Committee believes that restricted stock unit, restricted stock and option awards are consistent with the objectives of our executive compensation program, because grants of restricted stock units, restricted stock or stock options promote a long-term view and incentivize growth in stockholder value. The Compensation Committee believes that the compensation program should provide employees with an opportunity to increase their ownership and potentially gain financially from increases in the price of our Common Stock. By this approach, the best interests of stockholders, executives and employees will be closely aligned. As discussed above, in recent years, the Compensation Committee determined that restricted stock units provided a better matching of benefit to our executives and related cost, as well as lower potential dilution to us.

The Compensation Committee granted restricted stock units to our named executive officers in June 2008, April 2009 and March 2010 as set forth below:

Named Executive Officer	June 2008	April 2009	March 2010

Morris Goldfarb	150,000	60,000	90,000
Sammy Aaron	—	40,000	60,000
Wayne S. Miller	50,000	30,000	25,000
Jeanette Nostra	35,000	20,000	10,000
Neal S. Nackman	—	15,000	5,000

These grants enable the recipients to receive shares of Common Stock, subject to satisfaction of specified performance and continuing service conditions. In particular, the grants were subject to the satisfaction of a price vesting condition which provided that the above-named executive officers were entitled to receive the applicable number of shares of Common Stock only if the average closing price per share of Common Stock on the NASDAQ Global Select Market was $16.06 or higher, in the case of the June 2008 grants, $6.93 or higher, in the case of the April 2009 grants, and $25.07 or higher, in the case of the March 2010 grants, in each case over a twenty consecutive trading day period during the four-year period commencing on the date of grant of the restricted stock units and ending on the day prior to the fourth anniversary of the date of grant.

As the price vesting condition has been satisfied with respect to each of the June 2008 grants and the April 2009 grants, we have and will issue to the executive officer 25% of the shares of Common Stock to which the executive officer is entitled on each anniversary of the date of grant, through the fourth anniversary, but only if the executive officer remains employed by us or otherwise performs service for us on the relevant anniversary date. The price vesting condition has also been satisfied with respect to the March 2010 grants and we will issue to the executive officer 25% of the shares of Common Stock to which the executive officer is entitled on the second and third anniversaries of the date of grant, and 50% on the fourth anniversary, but only if the executive officer remains employed by us or otherwise performs service for us on the relevant anniversary date.

The grant of restricted stock units, restricted stock or stock options is based primarily on an employee’s potential contribution to our growth and financial results. In determining the size of grants, we also consider the number of shares of restricted stock units or restricted stock and the number and exercise price of stock options previously granted to each executive, and the aggregate amount of the current restricted stock unit, restricted stock or stock option grants. We have granted restricted stock units that vested based on an increase in the price of our Common Stock of between 15% and 25% over the price on the date of grant and that also have a time-based vesting condition. Stock options are granted at the prevailing market value of our Common Stock and will only have value if our stock price increases over the price on the date of grant. Generally, equity grants vest over time, and the individual must be employed by G-III for the stock options to vest. We do not currently have a formal policy with respect to required stock ownership or with respect to adjusting or recovering bonus awards or payments if we were to restate our financial statements.

Other Compensation

Consistent with our pay-for-performance compensation philosophy, we intend to continue to maintain executive benefits and perquisites for our executive officers; however, the Compensation Committee at its discretion may revise, amend or add to our executive officers’ benefits and perquisites if it deems it advisable. We believe these benefits and perquisites are currently at competitive levels for companies similar to ours.

Our named executive officers are eligible to participate in benefit plans generally available to all of our employees, which include health, dental, life insurance, vision and disability plans. We also sponsor a voluntary 401(k) Employee Retirement Savings Plan for eligible employees administered by Wells Fargo Bank, N.A. Employees must be at least 21 years of age and have one year with us to be eligible to participate in the plan. Fifty percent of the amount of employee contributions, including those by our named executive officers, may be matched by us up to a maximum of six percent of eligible compensation. As part of our cost reduction efforts, in January 2009, we elected not to make matching contributions to our 401(k) plan for the calendar year 2008. In February 2010, we elected to resume our matching contribution for the calendar year 2009.

In addition, we provide reasonable perquisites to our named executive officers. For a description of the perquisites paid to our named executive officers for fiscal 2011, you should read the Summary Compensation Table and the narrative discussion thereof in this Proxy Statement.

Change-in-Control Payments

We do not have in effect any general plan that provides for change-in-control payments to our executive officers. Our employment agreements with Morris Goldfarb and Sammy Aaron contain change-in-control provisions. In addition, our Compensation Committee approved the terms of executive transition agreements, containing change-in-control provisions, with each of Wayne S. Miller and Jeanette Nostra in June 2008, and with Neal S. Nackman in February 2011. These provisions are discussed under “Potential Payments Upon Termination or Change-in-Control” below.

2005 Stock Incentive Plan

In 2005, our Board of Directors and stockholders adopted the G-III Apparel Group, Ltd. 2005 Stock Incentive Plan (as amended to date, the “2005 Plan”). There were 1,802,629 shares available for issuance under the 2005 Plan as of January 31, 2011.

At the 2009 Annual Meeting, our stockholders approved amendments to the 2005 Plan, including an amendment to increase the number of shares available for issuance under the Plan. At the 2010 Annual Meeting, our stockholders approved further amendments to the 2005 Plan primarily to increase our flexibility to award equity and cash bonus compensation that will be tax deductible because they qualify for the “performance-based compensation” exemption from the executive compensation deduction limitation imposed by Section 162(m) of the Internal Revenue Code. On September 21, 2010, our Compensation Committee and Board of Directors approved other amendments to the 2005 Plan to (i) require the vesting of all Plan awards, including restricted stock awards, if and to the extent such awards are not converted into economically equivalent awards for stock of the acquiring or successor company upon a merger or similar transaction and (ii) revise the definition of “change in control.”

The 2005 Plan permits us to grant stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to directors, officers, employees, consultants and other individuals (including, independent contractors) who perform or will perform services for us or our affiliates. The amendments approved at the 2010 Annual Meeting also allow us to grant performance based cash incentive awards under that Plan. The Compensation Committee may establish conditions and restrictions on the vesting of such awards and on the issuance of shares of restricted stock as it deems appropriate, including, without limitation, conditions and restrictions based upon continued service, the attainment of specified performance goals and/or other factors and criteria deemed relevant for this purpose.

Generally, the Compensation Committee administers the 2005 Plan, and has discretion to select the persons to whom awards will be made under the 2005 Plan and prescribe the terms and conditions of each award under the 2005 Plan, subject to the delegation of authority discussed above. The Board of Directors also has the power to administer the 2005 Plan.

With respect to the application of the 2005 Plan to directors who are Non-Employee Directors, the Compensation Committee has sole responsibility and authority for matters relating to the grant and administration of such awards. Our policy has been to grant to each Non-Employee Director an option to purchase up to 3,000 shares of our Common Stock on the day after each annual meeting of our stockholders.

Timing of Equity Grants

We do not have any plan to select option grant dates or restricted stock or restricted stock unit award grant dates for our named executive officers in coordination with the release of material non-public information. The Compensation Committee has adopted a general policy that equity grants to existing employees should be made annually during the first half of our fiscal year. It is anticipated that equity grants to new hires or upon a promotion will generally be made on the first business day of the month after the commencement of employment or effectiveness of the promotion. The exercise price of all stock options awarded to our named executive officers has been made at the market price on the date of the award. The Committee retains the discretion not to make equity grants at the times provided in the policy if the members determine it is not appropriate to make a grant at such time. Additionally, the Committee retains the discretion to make grants, including an annual equity grant, at times other than as provided in the policy if the members determine circumstances warrant making a grant at such other times.

Effect of Section 162(m) of the Code

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a publicly held corporation may not deduct as an expense for federal income tax purposes total compensation in excess of $1 million paid in any taxable year to each of its chief executive officer and other named executive officers (other than the Chief Financial Officer). Section 162(m) of the Code provides an exemption for certain “performance-based” compensation. Annual bonus amounts payable to Messrs. Goldfarb and Aaron pursuant to their employment agreements, as well as compensation to our named executive officers attributable to non-qualified stock options or performance-based restricted stock units, are intended to qualify for the “performance-based compensation” exemption. Prior to June 2010, the discretionary annual bonuses payable to our other named executive officers did not qualify for the “performance-based compensation” exemption. At the 2010 Annual Meeting, our stockholders approved the Amended and Restated 2005 Stock Incentive Plan, and we are now able to award bonuses to our other named executive officers in a manner that will also qualify them for the “performance-based compensation” exemption.

The Compensation Committee is mindful of the $1 million limit on deductibility of executive compensation under Section 162(m) of the Code, however, the Committee is not constrained from authorizing the payment of compensation that is subject to the deduction limit and may do so, as and when it deems appropriate, and in our best interest, under the circumstances. Morris. Goldfarb’s annual salary rate is $1 million per year. Salary does not qualify as “performance — based” compensation for purposes of Section 162(m). Other portions of compensation that Mr. Goldfarb may receive also may not qualify. Although the Compensation Committee considers the net cost to G-III in making all compensation decisions (including the potential limitation on deductibility of executive compensation), there is no assurance that we will be allowed to deduct all of the compensation paid to our executives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based upon such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Richard White, Chairman
Laura Pomerantz
Willem van Bokhorst

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the total compensation paid to or earned by our chief executive officer, chief financial officer and each of the three other most highly compensated executive officers (collectively, “Named Executive Officers”, individually, a “Named Executive Officer”), based on total compensation (excluding changes in pension value and nonqualified deferred compensation earnings) for the last three completed fiscal years for services in all capacities to us and our subsidiaries.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation		All Other
Name and				Awards	Awards	Compensation	Earnings		Compensation
Principal Position	Year	Salary ($)	Bonus ($)	($)(1)	($)	($)	($)		($)(2)	Total ($)

Morris Goldfarb	2009	854,167	1,261,440	$1,627,5000	—	—	(171,939	)(3)	192,842	3,764,010
Chairman of the Board and	2010	900,000	3,159,720	318,000	—	—	284,912	(4)	324,817	4,987,449
Chief Executive Officer	2011	1,000,000	5,802,444	1,831,500	—	—	30,480	(5)	298,579	8,963,003
Neal S. Nackman	2009	325,000	150,000	—	—	—	—		4,536	479,536
Chief Financial Officer and	2010	308,750	350,000	79,500	—	—	—		13,206	751,456
Treasurer	2011	325,000	500,000	101,750	—	—	—		14,790	941,540
Sammy Aaron	2009	600,000	—	—	—	—	—		23,320	623,320
Vice Chairman	2010	675,000	2,062,600	212,000	—	—	—		31,157	2,980,757
	2011	750,000	3,787,708	1,221,000	—	—	—		32,081	5,790,789
Wayne S. Miller	2009	500,000	400,000	542,500	—	—	—		58,640	1,601,140
Chief Operating Officer and	2010	450,000	1,000,000	159,000	—	—	—		65,946	1,674,946
Secretary	2011	500,000	1,700,000	508,750	—	—	—		68,344	2,777,094
Jeanette Nostra	2009	500,000	275,000	379,750	—	—	—		24,993	1,179,743
President	2010	450,000	700,000	106,000	—	—	—		31,101	1,287,101
	2011	500,000	500,000	203,500	—	—	—		31,861	1,235,361

(1)	Pursuant to SEC rules adopted in late 2009, the amounts in the “Stock Awards” column for 2009 have been revised from our prior proxy statements to reflect the aggregate grant date fair value computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”) (formerly Statement of Financial Accounting Standards No. 123(R), Share-Based Payment). The “Total” column has been updated accordingly.

(2)	All Other Compensation includes the following:

				Supplemental
				Long-Term
				Disability
				Coverage	Matching
			Life Insurance	Insurance	Contribution to
Name	Year	Total	Premiums(a)	Premiums(b)	401(k) Plan(c)	Perquisites

Morris Goldfarb	2009	192,842	39,992	18,333	—	134,517	(d)
	2010	324,817	153,384	18,333	7,350	145,750	(e)
	2011	298,579	138,900	18,333	7,350	33,996	(f)
Neal S. Nackman	2009	4,536	4,536	—	—	—
	2010	13,206	5,856	—	7,350	—
	2011	14,790	7,440	—	7,350	—
Sammy Aaron	2009	23,320	7,382	—	—	15,938	(g)
	2010	31,157	7,382	—	7,350	16,425	(g)
	2011	32,081	7,766	—	7,350	16,965	(g)
Wayne S. Miller	2009	58,640	39,219	15,129	—	4,292	(h)
	2010	65,946	38,667	15,129	7,350	4,800	(h)
	2011	68,344	41,065	15,129	7,350	4,800	(h)
Jeanette Nostra	2009	24,993	1,080	13,131	—	10,782	(i)
	2010	31,101	1,080	13,131	7,350	9,540	(i)
	2011	31,861	1,080	13,131	7,350	10,300	(i)

(a)	Includes the full amount of all premiums paid by G-III for life insurance coverage.

(b)	Includes the full amount of all premiums paid for supplemental long term disability coverage.

(c)	Includes our matching contributions under our 401(k) Plan (which are equal to 50% of the participant’s contribution up to 6% of salary, subject to limitations under the IRS regulations). There was no matching contribution for fiscal 2009.

(d)	Includes our contribution of $100,000 to Mr. Goldfarb’s supplemental executive retirement plan account, $20,000 for tax services paid by us for Mr. Goldfarb and $14,517 for the reimbursement of Mr. Goldfarb’s parking expenses.

(e)	Includes our contribution of $100,000 to Mr. Goldfarb’s supplemental executive retirement plan account, $40,000 for tax services paid by us for Mr. Goldfarb and $5,750 for the reimbursement of Mr. Goldfarb’s parking expenses.

(f)	Includes our contribution of $100,000 to Mr. Goldfarb’s supplemental executive retirement plan account, $20,000 for tax services paid by us for Mr. Goldfarb and $13,996 for the reimbursement of Mr. Goldfarb’s parking expenses.

(g)	Includes the full amount paid by us on Mr. Aaron’s behalf for personal use of his automobile and parking.

(h)	Includes the full amount paid by us for the reimbursement of Mr. Miller’s parking expenses.

(i)	Includes the full amount paid by us on Ms. Nostra’s behalf for personal use of her automobile and parking.

(3)	Includes $9,051 of interest and dividend earnings on the investments in Mr. Goldfarb’s supplemental executive retirement plan account and a loss of $167,474 in the market value of the investments in the supplemental executive retirement plan account.

(4)	Includes $864 of interest and dividend earnings on the investments in Mr. Goldfarb’s supplemental executive retirement plan account and a gain of $284,048 in the market value of the investments in the supplemental executive retirement plan account.

(5)	Includes $1,384 of interest and dividend earnings on the investments in Mr. Goldfarb’s supplemental executive retirement plan account and a gain of $29,096 in the market value of the investments in the supplemental executive retirement plan account.

Narrative Discussion of Summary Compensation Table Information

The following is a narrative discussion of the material factors which we believe are necessary to understand the information disclosed in the foregoing Summary Compensation Table. The following narrative disclosure is separated into sections, with a separate section for each of our named executive officers.

Morris Goldfarb

Base Salary and Bonus

Pursuant to his employment agreement, in fiscal 2009, Mr. Goldfarb was paid a base annual salary at the rate of $650,000 through June 30, 2008 and $1,000,000 from July 1, 2008 through January 31, 2009. In fiscal 2010, Mr. Goldfarb agreed to be paid a base annual salary at the reduced rate of $800,000 for the six-month period beginning February 1, 2009. His base annual salary was returned to the rate of $1,000,000 effective August 1, 2009. His base annual salary payments for fiscal 2010 totaled $900,000. His base annual salary for fiscal 2011 was $1,000,000.

Mr. Goldfarb has a performance-based incentive bonus provision in his employment agreement. This incentive provision is intended to recognize Mr. Goldfarb’s unique role in overall management and corporate strategy and provide incentive compensation based on overall performance by G-III. Mr. Goldfarb received annual bonuses of $1,261,440, $3,159,720 and $5,802,444 with respect to fiscal 2009, fiscal 2010 and fiscal 2011, respectively. A more complete description of Mr. Goldfarb’s employment agreement is set forth below under the heading “Goldfarb Employment Agreement.”

Mr. Goldfarb’s base salary constituted 22.7%, 18.0% and 11.2% of his total compensation in fiscal 2009, fiscal 2010 and fiscal 2011, respectively. His cash bonus constituted 33.5%, 63.4% and 64.7% of his total compensation in fiscal 2009, fiscal 2010 and fiscal 2011, respectively.

Goldfarb Employment Agreement

Mr. Goldfarb has an employment agreement with us that is effective through January 31, 2014. This agreement is automatically extended each year for an additional year unless either Mr. Goldfarb or we provide a notice prior to January 31 each year that the agreement should not be extended any further. The agreement provided for an annual base salary of $650,000 with increases at the discretion of the Board of Directors. The Board of Directors approved an increase in Mr. Goldfarb’s annual base salary rate to $1,000,000, effective July 1, 2008. Mr. Goldfarb entered into an amendment to his employment agreement with us in January 2009 voluntarily reducing his annual base salary rate to $800,000 for the six-month period beginning on February 1, 2009. His annual base salary rate returned to $1,000,000 effective August 1, 2009. There is an annual incentive bonus equal to varying percentages of pre-tax income (as defined in the employment agreement) if pre-tax income exceeds $2,000,000. The percentages vary from 3% of pre-tax income if pre-tax income is between $2,000,000 and $3,000,000, up to 6% of pre-tax income if pre-tax income is $4,000,000 or more.

Pursuant to the employment agreement, we contributed $50,000 per year to a supplemental pension trust for Mr. Goldfarb’s benefit for each year in which net after-tax income (as defined in the employment agreement) exceeds $1,500,000. The Compensation Committee increased this amount to $100,000 in June 2008. The employment agreement also provided for a $2,000,000 life insurance policy which names Mr. Goldfarb’s wife as beneficiary, which was increased by the Compensation Committee to $5,000,000 in June 2008. In addition, pursuant to the employment agreement, in the event that Morris Goldfarb’s employment is terminated (i) by us without cause or (ii) by Morris Goldfarb because of a material breach by us of the agreement, in either case at any time after a “Change in Control” (as defined in the employment agreement), then Mr. Goldfarb will be entitled to receive from us, in general, (a) an amount equal to 2.99 times his base salary and bonus, as well as (b) certain employment-related benefits for a period of three years from the date of his termination.

Stock Based Awards

In June 2008, our Compensation Committee granted Mr. Goldfarb restricted stock units that enable him to receive up to 150,000 shares of our Common Stock, subject to satisfaction of performance and other vesting conditions. The performance condition was satisfied and on each of June 26, 2009 and June 26, 2010, the first two of four annual vesting dates with respect to 25% of the restricted stock units, 37,500 shares of Common Stock were delivered to Mr. Goldfarb.

In April 2009, our Compensation Committee granted Mr. Goldfarb restricted stock units that enable him to receive up to 60,000 shares of our Common Stock, subject to satisfaction of performance and other vesting conditions. The performance condition was satisfied and on each of April 15, 2010 and April 15, 2011, the first two of four annual vesting dates with respect to 25% of the restricted stock units, 15,000 shares of Common Stock were delivered to Mr. Goldfarb.

In March 2010, our Compensation Committee granted Mr. Goldfarb restricted stock units that enable him to receive up to 90,000 shares of our Common Stock, subject to satisfaction of performance and other vesting conditions. See “Grant of Plan-Based Awards — Fiscal Year 2011 Equity Awards” for a summary of the terms and conditions of these restricted stock units.

Other Compensation

Other compensation for Mr. Goldfarb for fiscal 2009 includes (i) $39,992 for premiums paid by us for life insurance coverage; (ii) $18,333 for premiums paid by us for supplemental long term disability coverage; (iii) our $100,000 contribution to Mr. Goldfarb’s supplemental executive retirement plan account; (iv) $20,000 for personal tax services paid by us for Mr. Goldfarb; and (v) $14,517 for parking expenses paid by us on behalf of Mr. Goldfarb.

Other compensation for Mr. Goldfarb for fiscal 2010 includes (i) $153,384 for premiums paid by us for life insurance coverage; (ii) $18,333 for premiums paid by us for supplemental long term disability coverage; (iii) $7,350 of matching contributions under our 401(k) Plan; (iv) our $100,000 contribution to Mr. Goldfarb’s supplemental executive retirement plan account; (v) $40,000 for personal tax services paid by us for Mr. Goldfarb; and (vi) $5,750 for parking expenses paid by us on behalf of Mr. Goldfarb.

Other compensation for Mr. Goldfarb for fiscal 2011 includes: (i) $138,900 for premiums paid by us for life insurance coverage; (ii) $18,333 for premiums paid by us for supplemental long term disability coverage; (iii) our $100,000 contribution to Mr. Goldfarb’s supplemental executive retirement plan account; (iv) $20,000 for personal tax services paid by us for Mr. Goldfarb; and (v) $13,996 for parking expenses paid by us on behalf of Mr. Goldfarb.

Neal S. Nackman

Base Salary and Bonus

Mr. Nackman received a base annual salary of $325,000 during fiscal 2009. In fiscal 2010, Mr. Nackman’s base annual salary was reduced to the rate of $292,500 for the six-month period beginning February 1, 2009 and returned to the rate of $325,000 effective August 1, 2009. His base salary payments for fiscal 2010 totaled $308,750. His base annual salary for fiscal 2011 was $325,000. Mr. Nackman received annual bonuses of $150,000, $350,000 and $500,000 with respect to fiscal 2009, fiscal 2010 and fiscal 2011, respectively. Mr. Nackman’s base salary constituted 67.8%, 41.1% and 34.6% of his total compensation in fiscal 2009, fiscal 2010 and fiscal 2011, respectively. His cash bonus constituted approximately 31.3%, 46.6% and 53.2% of his total compensation in fiscal 2009, fiscal 2010 and fiscal 2011, respectively.

Stock Based Awards

In April 2009, our Compensation Committee granted Mr. Nackman restricted stock units that enable him to receive up to 15,000 shares of our Common Stock, subject to satisfaction of performance and other vesting conditions. The performance condition was satisfied and on each of April 15, 2010 and April 15, 2011, the first two of four annual vesting dates with respect to 25% of the restricted stock units, 3,750 shares of Common Stock were delivered to Mr. Nackman.

In March, 2010, our Compensation Committee granted Mr. Nackman restricted stock units that enable him to receive up to 5,000 shares of our Common Stock, subject to satisfaction of performance and other vesting conditions. See “Grant of Plan-Based Awards — Fiscal Year 2011 Equity Awards” for a summary of the terms and conditions of these restricted stock units.

Other Compensation

Other compensation for Mr. Nackman for fiscal 2009 includes $4,536 for premiums paid by us for life insurance coverage.

Other compensation for Mr. Nackman for fiscal 2010 includes (i) $5,856 for premiums paid by us for life insurance coverage and (ii) $7,350 of matching contributions under our 401(k) Plan.

Other compensation for Mr. Nackman for fiscal 2011 includes (i) $7,440 for premiums paid by us for life insurance coverage and (ii) $7,350 of matching contributions under our 401(k) Plan.

Sammy Aaron

Base Salary and Bonus

Mr. Aaron received a base annual salary of $600,000 during fiscal 2009. Under his employment agreement, Mr. Aaron’s base annual salary was scheduled to increase to $750,000 as of February 1, 2009. In fiscal 2010, Mr. Aaron agreed to be paid a base annual salary at the reduced rate of $600,000 for the six-month period beginning February 1, 2009. His base annual salary was returned to the contractual rate of $750,000 effective August 1, 2009. His base salary payments for fiscal 2010 totaled $675,000. His base annual salary for fiscal 2011 was $750,000.

Mr. Aaron has a performance-based incentive bonus provision in his employment agreement that became effective with respect to fiscal 2010. This incentive provision is intended to recognize Mr. Aaron’s significant role in overall management and corporate strategy and provide incentive compensation based on overall performance by G-III. Mr. Aaron received an annual bonuses of $2,062,600 and $3,787,708 with respect to fiscal 2010 and fiscal 2011, respectively. A more complete description of Mr. Aaron’s employment agreement is set forth below under the heading “Aaron Employment Agreement.”

Mr. Aaron’s base salary constituted approximately 96.3%, 22.6% and 13.0% of his total compensation in fiscal 2009, fiscal 2010 and fiscal 2011, respectively. He did not receive a cash bonus in fiscal 2009. His cash bonus constituted approximately 69.2% and 65.4% of his total compensation in fiscal 2010 and fiscal 2011, respectively.

Aaron Employment Agreement

Mr. Aaron has an employment agreement with us that is effective through January 31, 2012. The agreement provides for automatic one-year renewals unless either party gives written notice to the other at least six months prior to the expiration of the term. The agreement also provides for an annual base of $750,000. In January 2009, Mr. Aaron voluntarily agreed to amend his employment agreement with us to decrease his annual base salary rate to $600,000 for the six-month period commencing February 1, 2009. Mr. Aaron’s employment agreement also provides that Mr. Aaron is entitled to receive a bonus of up to 4% of our Pre-Tax Income (as defined in the employment agreement) in excess of $2,000,000. The annual bonus formula was approved by our stockholders at our 2009 Annual Meeting.

Mr. Aaron is entitled to participate in our benefit plans. If the employment agreement is terminated by us without justifiable cause (as defined in the employment agreement) or by Mr. Aaron for good reason (as defined in his employment agreement), Mr. Aaron is entitled to receive his salary and benefits for the remainder of the term of the employment agreement, subject to compliance by Mr. Aaron with his non-competition and other certain obligations in the employment agreement. In addition, the employment agreement provides that if a “Change in Control” (as defined in the employment agreement) occurs and Mr. Aaron is terminated without justifiable cause or resigns for good reason within three months of the event giving rise to such good reason, he will be entitled to continuation of specified benefits and periodic severance payments totaling 2.0 times the sum of (a) his highest annual salary in effect during the one-year period before his termination of employment and (b) the average annual cash bonus earned during our two fiscal years before the fiscal year of his termination of employment.

Stock Based Awards

In April 2009, our Compensation Committee granted Mr. Aaron restricted stock units that enable him to receive up to 40,000 shares of our Common Stock, subject to satisfaction of performance and other vesting conditions. The performance condition was satisfied and on each of April 15, 2010 and April 15, 2011, the first two of four annual vesting dates with respect to 25% of the restricted stock units, 10,000 shares of Common Stock were delivered to Mr. Aaron.

In March 2010, our Compensation Committee granted Mr. Aaron restricted stock units that enable him to receive up to 60,000 shares of our Common Stock, subject to satisfaction of performance and other vesting conditions. See “Grant of Plan-Based Awards — Fiscal Year 2011 Equity Awards” for a summary of the terms and conditions of these restricted stock units.

Other Compensation

Other compensation for Mr. Aaron for fiscal 2009 includes (i) $7,382 for premiums paid by us for life insurance coverage, and (ii) $15,938 paid by us on Mr. Aaron’s behalf for personal use of his automobile and parking.

Other compensation for Mr. Aaron for fiscal 2010 includes (i) $7,382 for premiums paid by us for life insurance coverage and (ii) $16,425 paid by us on Mr. Aaron’s behalf for personal use of his automobile and parking and (iii) $7,350 of matching contributions under our 401(k) Plan.

Other compensation for Mr. Aaron for fiscal 2011 includes (i) $7,766 for premiums paid by us for life insurance coverage, (ii) $16,965 paid by us on Mr. Aaron’s behalf for personal use of his automobile and parking and (iii) $7,350 of matching contributions under our 401(k) Plan.

Wayne S. Miller

Base Salary and Bonus

Mr. Miller received a base annual salary of $500,000 during fiscal 2009. In fiscal 2010, Mr. Miller’s base annual salary was reduced to the rate of $400,000 for the six-month period beginning February 1, 2009 and returned to the rate of $500,000 effective August 1, 2009. His base salary payments for fiscal 2010 totaled $450,000. His base annual salary for fiscal 2011 was $500,000. Mr. Miller received annual bonuses of $400,000, $1,000,000 and $1,700,000 with respect to fiscal 2009, fiscal 2010 and fiscal 2011, respectively. Mr. Miller’s base salary constituted approximately 31.2%, 26.9% and 18.0% of his total compensation in fiscal 2009, fiscal 2010 and fiscal 2011, respectively, and his cash bonus constituted 31.2%, 59.7% and 61.3% of his total compensation in fiscal 2009, fiscal 2010 and fiscal 2011, respectively.

Stock Based Awards

In June 2008, our Compensation Committee granted Mr. Miller restricted stock units that enable him to receive up to 50,000 shares of our Common Stock, subject to satisfaction of performance and other vesting conditions. The performance condition was satisfied and on each of June 26, 2009 and June 26, 2010, the first two of four annual vesting dates with respect to 25% of the restricted stock units, 12,500 shares of Common Stock were delivered to Mr. Miller.

In April 2009, our Compensation Committee granted Mr. Miller restricted stock units that enable him to receive up to 30,000 shares of our Common Stock, subject to satisfaction of performance and other vesting conditions. The performance condition was satisfied and on each of April 15, 2010 and April 15, 2011, the first two of four annual vesting dates with respect to 25% of the restricted stock units, 7,500 shares of Common Stock were delivered to Mr. Miller.

In March 2010, our Compensation Committee granted Mr. Miller restricted stock units that enable him to receive up to 25,000 shares of our Common Stock, subject to satisfaction of performance and other vesting conditions. See “Grant of Plan-Based Awards — Fiscal Year 2011 Equity Awards” for a summary of the terms and conditions of these restricted stock units.

Other Compensation

Other compensation for Mr. Miller for fiscal 2009 includes (i) $39,219 for premiums paid by us for life insurance coverage; (ii) $15,129 for premiums paid by us for supplemental long term disability coverage; and (iii) $4,292 for parking expenses paid by us on behalf of Mr. Miller.

Other compensation for Mr. Miller for fiscal 2010 includes (i) $38,667 for premiums paid by us for life insurance coverage; (ii) $15,129 for premiums paid by us for supplemental long term disability coverage; (iii) $7,530 of matching contributions under our 401(k) Plan; and (iv) $4,800 for parking expenses paid by us on behalf of Mr. Miller.

Other compensation for Mr. Miller for fiscal 2011 includes (i) $41,065 for premiums paid by us for life insurance coverage; (ii) $15,129 for premiums paid by us for supplemental long term disability coverage; (iii) $7,350 of matching contributions under our 401(k) Plan; and (iv) $4,800 for parking expenses paid by us on behalf of Mr. Miller.

Jeanette Nostra

Base Salary and Bonus

Ms. Nostra received a base annual salary of $500,000 during fiscal 2009. In fiscal 2010, Ms. Nostra’s base annual salary was reduced to the rate of $400,000 for the six-month period beginning February 1, 2009 and returned to the rate of $500,000 effective August 1, 2009. Her base salary payments for fiscal 2010 totaled $450,000. Her base annual salary for fiscal 2011 was $500,000. Ms. Nostra received annual bonuses of $275,000, $700,000 and $500,000 with respect to fiscal 2009, fiscal 2010 and fiscal 2011, respectively. Ms. Nostra’s base salary constituted approximately 42.4%, 35.0% and 40.5% of her total compensation in fiscal 2009, fiscal 2010 and fiscal 2011, respectively, and her cash bonus constituted 23.3%, 54.4% and 40.5% of her total compensation in fiscal 2009, fiscal 2010 and fiscal 2011, respectively.

Stock Based Awards

In June 2008, our Compensation Committee granted Ms. Nostra restricted stock units that enable her to receive up to 35,000 shares of our Common Stock, subject to satisfaction of performance and other vesting conditions. The performance condition was satisfied and on each of June 26, 2009 and June 26, 2010, the first two of four annual vesting dates with respect to 25% of the restricted stock units, 8,750 shares of Common Stock were delivered to Ms. Nostra.

In April 2009, our Compensation Committee granted Ms. Nostra restricted stock units that enable her to receive up to 20,000 shares of our Common Stock, subject to satisfaction of performance and other vesting conditions. The performance condition was satisfied and on each of April 15, 2010 and April 15, 2011, the first two of four annual vesting dates with respect to 25% of the restricted stock units, 5,000 shares of Common Stock were delivered to Ms. Nostra.

In March 2010, our Compensation Committee granted Ms. Nostra restricted stock units that enable her to receive up to 10,000 shares of our Common Stock, subject to satisfaction of performance and other vesting conditions. See “Grant of Plan-Based Awards — Fiscal Year 2011 Equity Awards” for a summary of the terms and conditions of these restricted stock units.

Other Compensation

Other compensation for Ms. Nostra for fiscal 2009 includes (i) $1,080 for premiums paid by us for life insurance coverage; (ii) $13,131 for premiums paid by us for supplemental long term disability coverage; and (iii) $10,782 paid by us on Ms. Nostra’s behalf for personal use of her automobile and parking.

Other compensation for Ms. Nostra for fiscal 2010 includes (i) $1,080 for premiums paid by us for life insurance coverage; (ii) $13,131 for premiums paid by us for supplemental long term disability coverage; (iii) $7,350 of matching contributions under our 401(k) Plan; and (iv) $9,540 paid by us on Ms. Nostra’s behalf for personal use of her automobile and parking.

Other compensation for Ms. Nostra for fiscal 2011 includes (i) $1,080 for premiums paid by us for life insurance coverage; (ii) $13,131 for premiums paid by us for supplemental long term disability coverage; and (iii) $7,350 of matching contributions under our 401(k) Plan; and (iv) $10,300 paid by us on Ms. Nostra’s behalf for personal use of her automobile and parking.

GRANTS OF PLAN-BASED AWARDS

In March 2010, we granted restricted stock units to each of our Named Executive Officers. The following table summarizes the grant of restricted stock units made to each of the Named Executive Officers in the fiscal year ended January 31, 2011.

		All Other Stock Awards;	Grant Date
		Number of Shares of	Fair Value of
Name	Grant Date	Stock or Units(1)	Stock Awards(2)

Morris Goldfarb	3/17/2010	90,000	$1,831,500
Sammy Aaron	3/17/2010	60,000	1,221,000
Wayne Miller	3/17/2010	25,000	508,750
Jeanette Nostra	3/17/2010	10,000	203,500
Neal Nackman	3/17/2010	5,000	101,750

(1)	The amounts reflect the number of restricted stock units awarded to the named executive officers in fiscal 2011. For a description of the awards see “Fiscal Year 2011 Equity Awards” below.

(2)	The amounts reflect the full grant date value of restricted stock units under ACS 718 awarded to the named executive officers in fiscal 2011. For a discussion of valuation assumptions, see Note H to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2011.

Fiscal Year 2011 Equity Awards

The restricted stock unit awards disclosed in the Grants of Plan-Based Awards Table were issued under the 2005 Plan. The above-named executive officers were entitled to receive these shares of Common Stock only if the average closing price per share of Common Stock on the NASDAQ Global Select Market is $25.07 or higher over a twenty consecutive trading day period during the four-year period commencing on the date of grant of the restricted stock units and ending on the day prior to the fourth anniversary of the date of grant (the “Price Vesting Condition”). The Price Vesting Condition, which represented a premium of 15% to the closing price of our stock on the grant date, has been satisfied.

Because the Price Vesting Condition has been satisfied, if the executive officer remains employed by us or otherwise provides service for us, we will issue to the executive officer 25% of the shares of Common Stock to which the executive officer is entitled on the second and third anniversaries of the date of grant, and 50% of the shares of Common Stock on the fourth anniversary of the date of grant, but only if the executive officer remains employed by us or otherwise performs service for us on the relevant anniversary date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the outstanding option and stock awards held by each Named Executive Officer at January 31, 2011.

	Option Awards						Stock Awards
				Equity
				Incentive
				Plan
				Awards:					Market
		Number of	Number of	Number of			Number of		Value of
		Securities	Securities	Securities			Shares of		Shares or
		Underlying	Underlying	Underlying			Units of		Units of
	Option	Unexercised	Unexercised	Unexercised	Option	Option	Stock That		Stock That
	Grant	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not		Have Not
Name	Date	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)		Vested ($)(1)

Morris Goldfarb							90,000	(2)	$3,140,100
							45,000	(3)	1,570,050
							75,000	(4)	2,616,750
Neal S. Nackman	12/02/2003	22,800			7.13	12/02/2013	5,000	(2)	174,450
							11,250	(3)	392,513
	10/19/2007	1,400	2,800		18.40	10/19/2017
Sammy Aaron							60,000	(2)	2,093,400
							30,000	(3)	1,046,700
Wayne S. Miller							25,000	(2)	872,250
							22,500	(3)	785,025
							25,000	(4)	872,250
Jeanette Nostra		—					10,000	(2)	348,900
							15,000	(3)	523,350
							17,500	(4)	610,575

(1)	Market value of unvested restricted stock units assumes a price of $34.89 per share of our Common Stock as of January 31, 2011.

(2)	Reflects unvested restricted stock units issued to the Named Executive Officers in fiscal 2011 under the 2005 Plan. Each Named Executive Officer’s right to receive these shares of Common Stock will become vested in accordance with the following schedule: 25% on March 17, 2012, 25% on March 17, 2013, and 50% on March 17, 2014. An additional price vesting condition has been satisfied.

(3)	Reflects unvested restricted stock units issued to the Named Executive Officers in fiscal 2010 under the 2005 Plan. Each Named Executive Officer’s right to receive these shares of Common Stock will become vested in three equal annual increments on April 15, 2011, April 15, 2012 and April 15, 2013. An additional price vesting condition has been satisfied.

(4)	Reflects unvested restricted stock units issued to the Named Executive Officers in fiscal 2009 under the 2005 Plan. Each Named Executive Officer’s right to receive these shares of Common Stock will become vested in two equal annual increments on June 26, 2011 and June 26, 2012. An additional price vesting condition has been satisfied.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information as to all option exercises and shares vested for the Named Executive Officers for the fiscal year ended January 31, 2011.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on Vesting	Value Realized
Name	Exercise (#)	on Exercise ($)(1)	(#)(2)	on Vesting ($)(3)

Morris Goldfarb	75,000	1,705,712	52,500	1,308,000
Neal S. Nackman	10,000	214,660	3,750	106,687
Sammy Aaron	—	—	10,000	284,500
Wayne S. Miller	37,500	863,996	20,000	507,125
Jeanette Nostra	—	—	13,750	347,875

(1)	Reflects the aggregate market value of the common stock on date of exercise less the aggregate exercise price paid.

(2)	Reflects vested restricted stock units issued net of shares used to settle taxes in fiscal 2010 under the 2005 Plan. With respect to June 2008 grants, 25% of the restricted stock units vested on June 26, 2010 and the remainder will vest in equal annual increments on June 26, 2011 and June 26, 2012. With respect to the April 2009 grants, 25% of the restricted stock units vested on April 15, 2010 and the remainder will vest in equal annual increments on April 15, 2011, April 15, 2012 and April 15, 2013.

(3)	Reflects the aggregate value of the net shares issued at a market price of $28.45 on the April 15, 2010 vesting date and $23.50 on the June 26, 2010 vesting date.

NONQUALIFIED DEFERRED COMPENSATION

The table below sets forth information on deferred compensation plans of the Named Executive Officers that are not tax-qualified for the fiscal year ended January 31, 2011.

Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance
	Contributions	Contributions	Earnings (Loss)	Withdrawals/	at January 31,
Name	in Fiscal 2010 ($)	in Fiscal 2010 ($)	in Fiscal 2011 ($)	Distributions ($)	2011 ($)

Morris Goldfarb		$100,000	$30,480		$916,566

Pursuant to Morris Goldfarb’s employment agreement, we have contributed $100,000 to a supplemental pension trust for Mr. Goldfarb’s benefit for fiscal 2011.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

We have entered into employment agreements with each of Messrs. Goldfarb and Aaron, and executive transition agreements with each of Mr. Nackman, Mr. Miller and Ms. Nostra, which require us to make payments and provide benefits to them in the event of a termination of employment or a change in control. We entered into the executive transition agreement with Mr. Nackman on February 15, 2011.

Severance and Change in Control Arrangements of Mr. Goldfarb

In the event we terminate Mr. Goldfarb’s employment for cause (as defined in his employment agreement) or Mr. Goldfarb voluntarily resigns without cause (as defined in his employment agreement), Mr. Goldfarb will not be entitled to any severance or other compensation of any kind following the effective date of such termination, other than such portion of base salary and other compensation accrued through the date of the termination.

In the event we terminate Mr. Goldfarb’s employment without cause, or Mr. Goldfarb terminates his employment for cause, Mr. Goldfarb will continue to receive his annual salary, annual bonus and other benefits for the term of the employment agreement. If such termination is effectuated after the occurrence of a “Change in Control” (as defined in the employment agreement), then, in lieu of the payments described in the preceding sentence, Mr. Goldfarb will be entitled to receive an amount equal to 2.99 times his annual base salary and bonus in a lump sum in cash within 30 days after such termination date, plus certain employment-related benefits for a period of three years from the date of his termination. If Mr. Goldfarb’s employment is terminated due to his death, Mr. Goldfarb’s estate will be entitled to receive the base salary for a period of six months from the last day of the month of his death and will be eligible to receive bonus compensation pro-rated according to the number of days of employment in such fiscal year.

Severance and Change in Control Arrangements of Mr. Aaron

If we terminate Mr. Aaron’s employment for justifiable cause (as defined in his employment agreement) or Mr. Aaron voluntarily resigns without good reason (as defined in his employment agreement), Mr. Aaron will not be entitled to any severance or other compensation of any kind following the effective date of such termination, other than such portion of base salary and other compensation accrued through the date of the termination.

In the event Mr. Aaron’s employment is terminated without justifiable cause or by Mr. Aaron for good reason, Mr. Aaron will continue to receive his annual salary and other benefits for the term of the employment. However, if a “Change in Control” (as defined in the employment agreement) occurs and Mr. Aaron is terminated without justifiable cause or resigns for good reason within three months of the event giving rise to such good reason, he will be entitled to continuation of specified benefits and periodic severance payments totaling 2.0 times the sum of (a) his highest annual salary in effect during the one-year period before his termination of employment and (b) the average annual cash bonus earned during our two fiscal years before the fiscal year of his termination of employment. Our obligation to pay such compensation will be conditional upon Mr. Aaron executing a general release. If Mr. Aaron’s employment agreement is terminated due to his disability or death, Mr. Aaron will be entitled to receive such portion of his annual salary, accrued leave and reimbursement of expenses as has been accrued through the date on which his employment is terminated or through the date of his death.

Mr. Aaron has agreed that until one year following the termination of his employment (or, if a Change in Control occurs and Mr. Aaron is terminated without justifiable cause or resigns for good reason within three months of the event giving rise to such good reason, until the date that is six months after his termination date) he will not carry on, take part in, or render services to, any person engaged in the manufacture, distribution, sale or promotion of men’s and women’s outerwear or women’s suits and will not cause any customers with whom we have a business relationship to cancel or terminate such business relationship or solicit or hire from any of our employees. In addition, Mr. Aaron has agreed that at any time following expiration or termination of his employment, he will not disclose to any person any confidential information (as defined in the employment agreement) acquired during the course of his employment relating to G-III or any client of G-III.

Severance and Change in Control Arrangements of Mr. Nackman, Mr. Miller and Ms. Nostra

The executive transition agreements between Mr. Nackman and us, Mr. Miller and us and Ms. Nostra and us provide that if a “Change in Control” (as defined in the executive transition agreement) occurs and, during the three months before a Change in Control or the two years after a Change in Control, Mr. Miller or Ms. Nostra is terminated by us without “Cause” (as defined in the executive transition agreement) or resigns for “Good Reason” (as defined in the executive transition agreement) he or she will be entitled to continuation of specified benefits and periodic severance payments totaling 1.5 times the sum of (a) his or her highest annual salary in effect during the one-year period before his or her termination of employment and (b) the average annual cash bonus he or she earned during our two fiscal years before the fiscal year of his or her termination of employment.

Acceleration of Vesting upon Termination or Change in Control

There are no agreements with the Named Executive Officers that provide for an acceleration of vesting of the stock options upon their termination of employment or a change in control. Each Named Executive Officer has three months after the termination of his employment to exercise his vested stock options, unless his employment is terminated by reason of death or disability, in which case any vested stock options would remain exercisable for one year after termination, or his employment is terminated for cause, in which case the options will immediately terminate and cease to be exercisable.

Estimated Payouts on Termination of Employment

The following tables disclose the estimated payments and benefits that would be provided to each of Messrs. Goldfarb, Aaron, Nackman and Miller and Ms. Nostra, applying the assumptions that each of the triggering events described in their respective employment or executive transition agreements took place on January 31, 2011 and their last day of employment was January 31, 2011.

These amounts are in addition to benefits payable generally to our salaried employees, such as distributions under the G-III’s 401(k) plan, disability benefits and accrued vacation pay.

Due to a number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, our stock price and the executive’s age.

Morris Goldfarb, Chairman and Chief Executive Officer

			Termination without Cause or
	Termination without Cause or		Resignation for Cause in Connection
	Resignation for Cause		with a Change in Control

Base Salary	$3,000,000	(1)	$2,990,000	(1)
Bonus	$17,407,332	(2)	$17,349,308	(2)
Value of Medical Benefits	$471,699	(3)	$470,127	(3)

Total	$20,879,031		$20,809,434

(1)	Assumes a base salary of $1,000,000 per year.

(2)	Assumes that the annual cash bonus of Mr. Goldfarb for the remainder of the term of his employment will equal to the bonus granted to Mr. Goldfarb for fiscal 2011.

(3)	Includes the premiums to be paid by G-III for life insurance and supplemental long term disability coverage.

Sammy Aaron, Vice Chairman

			Termination without Cause or
	Termination without Cause or		Resignation for Cause in Connection
	Resignation for Cause		with a Change in Control

Base Salary	$1,500,000	(1)	$2,250,000	(2)
Bonus	$7,575,416	(3)	$11,363,124	(3)
Value of Medical Benefits	$14,764	(4)	$22,146	(4)

Total	$9,090,180		$13,635,270

(1)	Assumes a base salary of $750,000 per year.

(2)	Assumes that the annual cash bonus earned by Mr. Aaron during the two fiscal years preceding the fiscal year in which Mr. Aaron’s employment terminates is $3,787,708, which is equal to the bonus granted to Mr. Aaron for fiscal 2011.

(3)	Includes the premiums to be paid by G-III for life insurance.

Neal S. Nackman, Chief Financial Officer

	Termination without Cause or Resignation
	for Good Reason in Connection with a
	Change in Control

Base Salary	$487,500	(1)
Bonus	$750,000
Value of Medical Benefits	$8,784

Total	$1,246,284

(1)	Assumes a base salary of $325,000 per year.

(2)	Assumes that the annual cash bonus earned by Mr. Nackman during the two fiscal years preceding the fiscal year in which Mr. Nackman’s employment terminates is $500,000, which is equal to the bonus granted to Mr. Nackman for fiscal 2011.

(3)	Includes the premiums to be paid by G-III for life insurance.

Wayne S. Miller, Chief Operating Officer

	Termination without Cause or Resignation
	for Good Reason in Connection with a
	Change in Control

Base Salary	$750,000	(1)
Bonus	$2,550,000	(2)
Value of Medical Benefits	$58,001	(3)

Total	$4,108,001

(1)	Assumes a base salary of $500,000 per year.

(2)	Assumes that the annual cash bonus earned by Mr. Miller during the two fiscal years preceding the fiscal year in which Mr. Miller’s employment terminates is $1,700,000, which is equal to the bonus granted to Mr. Miller for fiscal 2011.

(3)	Includes the premiums to be paid by G-III for life insurance.

Jeanette Nostra, President

	Termination without Cause or Resignation
	for Good Reason in Connection with a
	Change in Control

Base Salary	$750,000	(1)
Bonus	$750,000	(2)
Value of Medical Benefits	$1,620	(3)

Total	$1,501,620

(1)	Assumes a base salary of $500,000 per year.

(2)	Assumes that the annual cash bonus earned by Ms. Nostra during the two fiscal years preceding the fiscal year in which Ms. Nostra’s employment terminates is $500,000, which is equal to the bonus granted to Ms. Nostra for fiscal 2011.

(3)	Includes the premiums to be paid by G-III for life insurance.

DIRECTOR COMPENSATION

Set forth below is a table presenting compensation information with respect to all of our Directors for the fiscal year ended January 31, 2011. Compensation information for our directors who are also executive officers, is reported in the Summary Compensation Table appearing elsewhere in this Proxy Statement.

	Fees Earned or	Stock		Option	All Other
Name	Paid in Cash ($)(1)	Awards ($)		Awards ($)(2)	Compensation ($)	Total ($)

Thomas J. Brosig	$24,000			$75,030		$97,030
Alan Feller	39,500	$34,890	(3)	75,030		149,420
Jeffrey Goldfarb(4)	—			—		—
Carl Katz	24,000			75,030		99,030
Laura Pomerantz	43,159			75,030		118,189
Willem van Bokhorst	50,159			75,030		125,189
Richard White	68,554	$34,890	(3)	75,030		178,474

(1)	The amount indicated includes the annual cash retainer, annual payments to the chairs of committees and fees for each Board or committee meeting attended.

(2)	Each Non-Employee Director was awarded options to purchase 3,000 shares of our Common Stock on June 9, 2010. The grant date fair value of such options determined pursuant to ASC Topic 718 was $25.01. The following options to purchase shares of our Common Stock were outstanding as of January 31, 2011 for each Non-Employee Director: Thomas J. Brosig, 12,000; Alan Feller, 12,000; Carl Katz, 9,000; Laura Pomerantz, 15,600; Willem van Bokhorst, 33,000; and Richard White, 24,000. The value of the option awards in this column is the aggregate grant date fair market value computed in accordance with FASB ASC Topic 718, and was estimated using the Black-Scholes option pricing model.

(3)	In March 2010, our Compensation Committee granted Messrs. Feller and White restricted stock units that enable each of them to receive up to 1,000 shares of our Common Stock, subject to satisfaction of specified conditions. Market value of unvested restricted stock units assumes a price of $34.89 per share of our Common Stock as of January 31, 2011.

(4)	Jeffrey Goldfarb does not receive any compensation for his services as a director. Certain compensation information with respect to Mr. Goldfarb, who is a director and an employee of ours, is set forth under “Certain Relationships and Related Transactions.”

Compensation of Directors

We compensate Non-Employee Directors at a rate of $20,000 per year, in addition to $1,000 per Board or Committee meeting attended, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings. We also pay an annual fee of $7,500 to each Non-Employee Director who serves as the Chair of the Audit Committee or the Compensation Committee, and an annual fee of $5,000 to the Non-Employee Director who serves as the Chair of the Nominating Committee. Mr. White, Ms. Pomerantz and Mr. van Bokhorst also served on a Board Committee in fiscal 2011 that evaluated possible transactions for G-III. Mr. White received $20,054 as chairman of this committee in fiscal 2011 and Ms. Pomerantz received $15,159 and Mr. van Bokhorst received $14,159 for their service on this committee in fiscal 2011.

Each Non-Employee Director has normally been granted an option to purchase up to 3,000 shares of Common Stock on the day after each annual meeting of our stockholders. These options are granted under our 2005 Plan.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nine directors are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the nine persons named below (all of whom are currently our directors) to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by your proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All of the nominees listed below have consented to be named as such and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

Set forth below is information provided by each director with respect to that person’s age, all positions held, principal occupation and business experience for the past five years and the names of other publicly-held companies of which the director currently serves as a director or has served as a director during the past five years. We also provide information regarding each nominee’s specific experience, qualifications, attributes or skills that led our Board to the conclusion that the nominee should serve as a director.

		Year
		First Became	Principal Occupation
Nominee	Age	Director	During the Past Five Years

Morris Goldfarb	60	1974	Chairman of the Board and Chief Executive Officer of G-III. Mr. Goldfarb has served as an executive officer of G-III and our predecessors since our formation in 1974. Mr. Goldfarb serves as a director of Christopher & Banks Corporation, RLJ Acquisition, Inc. and Ante5, Inc. Mr. Goldfarb served as a director of Lakes Entertainment, Inc. from June 1998 until March 2010. Mr. Goldfarb has significant knowledge of all facets of our company. His long history with the company, combined with his leadership skills and operating experience, makes him particularly well-suited to be our Chairman and serve on our Board.
Sammy Aaron	51	2005	Vice Chairman of G-III since our acquisition of J. Percy for Marvin Richards Ltd. in July 2005. Mr. Aaron also oversees the operations of our Calvin Klein division. From 1998 to July 2005, he served as President of J. Percy for Marvin Richards, Ltd. Mr. Aaron has over 25 years of experience and expertise in the apparel industry, as well as a broad working knowledge of our company, which enable him to make significant contributions to our Board.
Thomas J. Brosig(3)	61	1992	Mr. Brosig is a consultant in the gaming and hospitality industries. From January 1999 through February 2002, he served as Senior Vice-President for Park Place Entertainment. For more than five years prior to 1999, he served its predecessor, Grand Casinos, Inc., in various executive capacities including as its President from September 1996 to January 1999. From January 1999 to October 1999, he served as President and was a Director of Lakes Entertainment, Inc. Mr. Brosig is an experienced business executive whose leadership roles in the past at other public companies give him insight and perspective as a member of our Board.

		Year
		First Became	Principal Occupation
Nominee	Age	Director	During the Past Five Years

Alan Feller(1)	69	1996	Mr. Feller is currently retired. Mr. Feller was our Chief Financial Officer from December 1989 to April 1998, and served as our Executive Vice President, Treasurer and Secretary from January 1990 through July 1995. Mr. Feller served as a consultant to us from May 1998 through October 1999. Mr. Feller has broad knowledge about us from his service as an officer and director of G-III. His financial and accounting background are of great service to our Board.
Jeffrey Goldfarb	34	2009	Since 2004, Mr. Goldfarb has served as our Director of Business Development. He has been employed full-time by G-III in several other capacities since 2002. Mr. Goldfarb serves as a director of Fashion Delivers Charitable Foundation, Inc., a charitable organization that facilitates the donation of excess apparel inventory to disaster victims and other people in need. Mr. Goldfarb is also licensed as an attorney. Mr. Goldfarb has worked in a variety of positions at G-III that provide him with a broad knowledge of our business and the ability to provide significant input to our Board with respect to operational matters.
Carl Katz	70	1989	Mr. Katz is currently retired. Mr. Katz was Executive Vice President of our Siena Leather division from 1989 until January 2003. Mr. Katz had been an executive of Siena since 1981. Mr. Katz has a wealth of knowledge and experience about G-III and the apparel industry that enable him to make significant contributions as a member of our Board.
Laura Pomerantz(2)	63	2005	Ms. Pomerantz has been a principal of PBS Real Estate, LLC, a real estate firm offering commercial real estate advisory and execution services, since 2001 and President of LHP Consulting and Management, a real estate consulting firm, since 1994. She serves as a director of Retail Opportunity Investments Corp., a publicly traded REIT formerly known as NRDC Acquisition Corp. Ms. Pomerantz is an experienced business executive with a significant background in the real estate, apparel and retail fields that is of great benefit to decision-making by our Board.
Willem van Bokhorst(1)(2)	65	1989	Managing Partner of STvB Advocaten, a Curacao law firm with offices in Curaçao, Amsterdam and New York, for more than the past five years Mr. van Bokhorst has significant international business and legal experience that are valuable assets to our Board.

		Year
		First Became	Principal Occupation
Nominee	Age	Director	During the Past Five Years

Richard White(1)(2)(3)	57	2003	Mr. White has been a Managing Director and head of the Private Equity Investment Department of Oppenheimer & Co. Inc. since June 2004. From 2002 to June 2004, he served as President of Aeolus Capital Group LLC, an investment management firm. From 1985 until 2002, he was a Managing Director at CIBC Capital Partners, an affiliate of CIBC World Markets, and its predecessor firm, Oppenheimer & Co., Inc. During that time, Mr. White worked in both the Investment Banking and Private Equity Investing departments. Mr. White is a director of Escalade Inc., a manufacturer of sporting goods and office products and a director of Lakes Entertainment Inc., a company that develops and manages casino properties, since 2006. Mr. White previously served as a director of G-III from November 1991 to July 1993 and of ActivIdentity Corp from March 2003 to March 2008. Mr. White is a Certified Public Accountant and has been a high level participant in the investment banking and finance area for his entire business career. His understanding of strategic planning, acquisitions and the capital markets, as well as the apparel industry, enable him to make significant contributions to our Board.

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating Committee.

Morris Goldfarb and Jeffrey Goldfarb are father and son, respectively. Carl Katz and Jeanette Nostra, our President, are married to each other.

Vote Required

The nine nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will not be counted as a vote for any such nominee.

THE BOARD OF DIRECTORS DEEMS THE ELECTION AS DIRECTORS OF THE NINE NOMINEES LISTED ABOVE TO BE IN THE BEST INTERESTS OF G-III AND OUR STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” THEIR ELECTION.

PROPOSAL NO. 2

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has unanimously approved, subject to stockholder approval, an amendment to Paragraph (A) of Article Fourth of our certificate of incorporation to increase the total number of authorized shares of Common Stock from 40,000,000 shares to 80,000,000 shares. The number of authorized shares of our preferred stock will remain the same, at 1,000,000 shares.

Subject to stockholder approval, Paragraph (A) of Article Fourth of our certificate of incorporation will be amended and restated in its entirety as follows:

FOURTH: A. Authorized Capital Stock.  The total number of shares of all classes of stock which this Corporation shall have authority to issue is EIGHTY ONE MILLION (81,000,000) shares, consisting of ONE MILLION (1,000,000) shares of Preferred Stock, par value $.01 per share (hereinafter, the “Preferred Stock”), and EIGHTY MILLION (80,000,000) shares of Common Stock, par value $.01 per share (hereinafter, the “Common Stock”).

At April 8, 2011, there were 19,730,859 shares of Common Stock outstanding. An aggregate of 2,934,019 shares of Common Stock were reserved for issuance, as follows:

•	510,840 shares of Common Stock issuable upon the exercise of outstanding options;

•	620,550 shares of Common Stock issuable upon the vesting of restricted stock awards; and

•	1,802,629 shares of common stock reserved for future grants under our stock incentive plan.

As a result, as of April 8, 2011, we have issued or reserved for issuance 22,664,878 of the 40,000,000 authorized shares of Common Stock.

There are no plans, arrangements, commitments or understandings with respect to issuance of any of the additional shares of Common Stock which would be authorized by the proposed amendment. If the proposed amendment is approved by our stockholders, the additional shares authorized could be issued at the direction of the Board of Directors from time to time for any proper corporate purpose, including, without limitation, the acquisition of other businesses, the raising of additional capital for use in our business, a split or dividend on then outstanding shares or in connection with any employee stock plan or program.

Our company has grown significantly over the past few years. We review and evaluate potential capital raising activities, strategic transactions and other corporate actions on an ongoing basis to determine if such actions would be in the best interests of G-III and its stockholders. Our Board believes that the currently available number of unissued and unreserved shares of Common Stock does not provide sufficient flexibility for corporate action in the future, and that additional authorized shares would provide us with needed ability to issue Common Stock or Common Stock-based instruments in the future to take advantage of opportunities that are presented to us or favorable market conditions without the potential expense or delay incident to obtaining stockholder approval for a particular issuance.

Our Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock or Common Stock-based instruments may be warranted. The additional shares of Common Stock will be available for issuance without further action by our stockholders unless such action is required by applicable law or by the rules of the NASDAQ Global Select Market. Under our certificate of incorporation, stockholders do not have preemptive rights with respect to the authorization of additional shares of Common Stock. Except in certain cases such as a stock dividend, the issuance of additional shares of Common Stock would have the effect of diluting the voting power of existing stockholders.

Although not a factor in the Board of Directors’ decision to propose the amendment, one of the effects of the amendment to our certificate of incorporation may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of G-III, since the issuance of these additional shares of Common Stock could be used to dilute the stock ownership of persons seeking to obtain control or otherwise increase the cost of obtaining control of us. As of March 31, 2011, our directors and executive officers, in the aggregate, beneficially owned 17.4% of our outstanding Common Stock.

Interests of Certain Persons

While none of our other directors or executive officers has a present commitment to purchase any of the additional authorized shares, it is possible that one of more of such persons will participate in any future transaction in which we issue additional shares of Common Stock or securities convertible into Common Stock, in which case the participating officers and directors may be deemed to have an interest in the approval of this Proposal No. 2.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock outstanding is required for the approval of the amendment to our certificate of incorporation. Broker non-votes and abstentions with respect to this matter have the same effect as a vote “against” the matter.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF G-III AND OUR STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

PROPOSAL NO. 3

ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation paid to our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking the stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that G-III’s stockholders approve, on an advisory basis, the compensation of G-III’s named executive officers, as disclosed in G-III’s proxy statement for the 2011 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and other related tables and disclosure.”

Vote Required

The affirmative vote of holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote “for” nor a vote “against” the matter, although they will be counted in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. An abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

The “say-on-pay” vote is advisory, and therefore is not binding on us, the Compensation Committee or the Board of Directors. However, the Board and the Compensation Committee value the opinions of the stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, will consider the stockholders’ concerns and the Board and Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF G-III AND OUR STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE
ADVISORY VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also enables the stockholders to indicate how frequently we should seek an advisory vote (non-binding) on the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this proposal, which is also advisory and non-binding, stockholders may indicate whether they would prefer an advisory vote on the compensation of our named executive officers every year, once every two years, or once every three years.

After careful consideration of this proposal, the Board of Directors has determined that an advisory vote on compensation of our named executive officers that occurs every year is the most appropriate alternative. The Board believes that an annual advisory vote on compensation of our named executive officers will allow our shareholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board understands that the stockholders may have different views as to what is the best approach for G-III and looks forward to hearing from stockholders as to their preferences on the frequency of an advisory vote on compensation of our named executive officers.

Vote Required

The proxy card provides the stockholders with the opportunity to choose among four alternatives with respect to this proposal (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be simply voting to approve or disapprove the Board’s recommendation.

The alternative that receives the greatest number of votes (holding the vote every one, two or three years) will be the frequency that stockholders choose. Abstentions will not be taken into account in determining the outcome of the vote. Brokers do not have discretion to vote uninstructed shares with respect to this proposal. Accordingly, if brokers do not receive voting instructions from beneficial owners of the shares, they will not be able to vote the shares and broker non-votes may occur with respect to this proposal. However, broker non-votes will not affect the outcome of the vote.

Although the vote on the frequency of the “say on pay” vote is advisory and nonbinding, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY YEAR.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors is responsible for, among other things, overseeing G-III’s accounting and financial reporting processes and reviewing and discussing G-III’s audited financial statements with management.

Management is responsible for G-III’s financial reporting process including its system of internal control and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. G-III’s independent auditors are responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review these processes. Members of the Audit Committee are not employees of G-III and are not required to be accountants or auditors by profession. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent auditors included in their report of G-III’s financial statements.

The oversight by the Audit Committee does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee cannot give assurance that G-III’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of G-III’s financial statements has been carried out in accordance with generally accepted auditing standards or that G-III’s independent accountants are in fact “independent.”

Review of Audited Financial Statements.  The Audit Committee has reviewed G-III’s audited financial statements for the fiscal year ended January 31, 2011 as prepared by management and audited by Ernst & Young LLP, G-III’s independent auditors, and has discussed these financial statements with management. In addition, the Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), as amended, regarding the codification of statements on auditing standards. Furthermore, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP its independence.

Recommendation.  In reliance on the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 31, 2011 be included in G-III’s Annual Report on Form 10-K for that fiscal year.

Audit Committee

Alan Feller, Chairman
Willem van Bokhorst
Richard White

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth fees we paid for audit, audit-related, tax and other services provided by Ernst & Young LLP during each of the last two fiscal years.

	Fiscal Year Ended January 31,
	2011	2010

Audit fees	$1,019,000	$1,064,400
Audit-related fees	—	—
Tax fees	238,315	213,600
All other fees	—	—

Total	$1,218,315	$1,278,000

Audit Fees.  Audit fees include services associated with the audit of our annual financial statements included in our Annual Report on Form 10-K, the audit of management’s assessment and overall effectiveness of internal controls over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q, statutory audits required internationally during each fiscal year and work performed in connection with the issuance of consents related to registration statements filed by G-III.

Audit-related Fees.  Audit-related fees include assurance and other services that are related to the audit and review of our financial statements.

Tax Fees.  Tax fees include services related to income tax compliance, assistance with tax audits, tax advice and tax planning. In fiscal 2011, these services included consultation with respect to international tax planning and compliance with sales and use tax filings. In fiscal 2010, these services included compliance with respect to state and local tax filings for Wilsons, other than income tax.

The Audit Committee has considered whether the provision of the above services is compatible with maintaining Ernst & Young LLP’s independence and all of the above services were pre-approved by the Audit Committee.

It is the Audit Committee’s policy that it pre-approve all audit and permissible non-audit services to be performed by our independent accountants, the fees to be paid for those services and the time period over which those services are to be provided. On an annual basis, the independent accountants present a listing of all services they expect to perform for us in the ensuing one-year period, including fee estimates, in sufficient detail to enable the Audit Committee to perform an independence review of each proposed service. The Audit Committee reviews this list and approves appropriate services which, in the Audit Committee’s judgment, will not impair the accountants’ independence. With respect to any additional services proposed to be performed by the independent accountants during the year, management will evaluate the impact on the independent accountant’s independence and obtain Audit Committee approval for such service. The Audit Committee has delegated interim pre-approval authority to the Chairman of the Audit Committee.

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The stockholders will be asked to ratify the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2012. If this appointment is not ratified by the stockholders, the Audit Committee will reconsider its decision. Ernst & Young LLP audited our financial statements for the fiscal year ended January 31, 2011. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if such person desires to do so, and is expected to be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 5 TO BE IN THE BEST INTERESTS OF US AND OUR STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have had in effect for many years a Code of Ethics that contains our conflicts of interest policy. Our Audit Committee has been responsible for reviewing transactions that might involve our Code of Ethics and for reviewing related party transactions. In addition, our Board of Directors has also adopted a written related party transactions policy. The policy covers all transactions between us and any related party (including any transactions requiring disclosure under Item 404 of Regulation S-K), other than transactions generally available to all employees and transactions involving less than ten thousand dollars ($10,000) when aggregated with all similar transactions. The Audit Committee is generally responsible for administering this policy. However, our policy permits the disinterested directors of the Board of Directors to exercise the authority otherwise assigned to the Audit Committee. A related party transaction may be consummated only if it is ratified or approved by the Audit Committee or disinterested members of the Board of Directors and if it is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. Our Compensation Committee reviewed and approved the compensation of Jeffrey Goldfarb set forth in the next paragraph and our Audit Committee ratified the approval by our Compensation Committee.

Jeffrey Goldfarb, the son of Morris Goldfarb, our Chairman, Chief Executive Officer and a director, is our Director of Business Development. Jeffrey Goldfarb has been employed by us since 2002 in several different capacities. Jeffrey Goldfarb is a member of our Board of Directors. For fiscal 2011, Jeffrey Goldfarb was paid an aggregate salary and bonus of $700,000 for his services and our Compensation Committee granted him restricted stock units that enable him to receive up to 5,000 shares of our Common Stock, subject to satisfaction of performance and time vesting conditions. The performance conditions for that grant have been satisfied. In July 2008, he entered into an executive transition agreement with us, under which he is entitled to receive specified severance payments and benefits in the event of his involuntary termination in conjunction with a change of control of G-III.

STOCKHOLDER PROPOSALS

All stockholder proposals which are intended to be presented at our Annual Meeting of Stockholders to be held in 2012 must be received by us no later than January 4, 2012 for inclusion in the Board of Directors’ proxy statement and form of proxy relating to that meeting. Any stockholder proposal must also be proper in form and substance, as determined in accordance with the Exchange Act and the rules and regulations promulgated thereunder. All such proposals should be addressed to G-III Apparel Group, Ltd., 512 Seventh Avenue, New York, NY 10018, Attention: Secretary.

Any stockholder who intends to propose any other matter to be acted upon at the Annual Meeting of Stockholders to be held in 2012 (but not include such proposal in the Board of Directors’ proxy statement and form of proxy) must inform us no later than January 4, 2012. If notice is not provided by that date, the persons named in the proxy for the 2012 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2012 Annual Meeting. All notice should be addressed to G-III Apparel Group, Ltd., 512 Seventh Avenue, New York, NY 10018, Attention: Secretary.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

By Order of the Board of Directors

/s/  Wayne S. Miller
Wayne S. Miller
Secretary

Dated: May   , 2011

A COPY OF OUR ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: G-III APPAREL GROUP, LTD., ATTENTION: CORPORATE SECRETARY, 512 SEVENTH AVENUE, NEW YORK, NEW YORK 10018.

G-III APPAREL GROUP, LTD.	Shareowner ServicesSM
P.O. Box 64945
St. Paul, MN 55164-0945
TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD IN THE ENCLOSED REPLY ENVELOPE.
Please detach here
The Board of Directors Recommends a Vote FOR all listed nominees for directors in Proposal 1, FOR Proposals 2 and 3, for 1 YEAR with respect to Proposal 4 and FOR Proposal 5.

1.	Election of directors:	01 Morris Goldfarb	04 Alan Feller	07 Laura Pomerantz	☐	FOR	☐	WITHHELD

		02 Sammy Aaron	05 Jeffrey Goldfarb	08 Willem van Bokhorst		all nominees		from all

		03 Thomas J. Brosig	06 Carl Katz	09 Richard White		(except as marked)		nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock:	☐	For	☐	Against	☐	Abstain

3.	Advisory vote on compensation of our named executive officers:	☐	For	☐	Against	☐	Abstain

4.	Advisory vote on the frequency of future advisory votes on compensation of our named executive officers:	☐	3 Years	☐	2 Years	☐	1 Year	☐	Abstain

5.	Proposal to ratify the appointment of Ernst & Young LLP:	☐	For	☐	Against	☐	Abstain

6.	In their discretion upon such other business as may properly come before the meeting and any and all adjournments and postponements thereof.
Shares represented by this Proxy will be voted in accordance with the instructions indicated in items 1, 2, 3, 4 and 5. If no instruction is indicated, this Proxy will be voted FOR all listed nominees for directors in Proposal No. 1, FOR Proposal No. 2, FOR Proposal No. 3, for 1 YEAR with respect to Proposal No. 4 and FOR Proposal No. 5. Any and all proxies heretofore given by the undersigned are hereby revoked.

Address Change? Mark box, sign, and indicate changes below:	☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appear hereon. If shares are held by two or more persons each should sign. Trustees, executors and other fiduciaries should indicate their capacity. Shares held by corporations, partnerships, associations, etc. should be signed by an authorized person, giving full title or authority.

G-III APPAREL GROUP, LTD.
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, June 7, 2011

G-III Apparel Group, Ltd.	proxy

This Proxy Is Solicited By The Board of Directors For The
Annual Meeting of Stockholders To Be Held On June 7, 2011
The undersigned, a stockholder of G-III Apparel Group, Ltd. (the “Corporation”), hereby constitutes and appoints Morris Goldfarb, Wayne S. Miller and Neal S. Nackman and each of them, the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, June 7, 2011, and at any and all adjournments or postponements thereof, as follows:
See reverse for voting instructions.
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